AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 2002
                                            REGISTRATION STATEMENT NO. 333-71362
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                         IKON RECEIVABLES FUNDING, LLC
              (exact name of registrant as specified in charter)



     Delaware                      1738 Bass Road            to be applied for
(state or jurisdiction             P.O. Box 9115              (I.R.S. Employer
 of organization)                  Macon, GA 31208           Identification No.)

              (Address, including zip code, and telephone number,
            including area code, of registrants principal executive
                                   offices)
                            ______________________

                         The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801

(Name, address and telephone number, including area code, of agent for service)
                             ______________________
                                   Copies to:



     Harry G. Kozee     Dominic Liberatore, Esq.          Peter Humphreys, Esq.
    IOS Capital, LLC    IKON Office Solutions, Inc.       Dewey Ballantine LLP
    1738 Bass Road      70 Valley Stream Parkway     1301 Avenue of the Americas
    P.O. Box 9115           Malvern, PA 19355           New York, New York 10019
Macon, Georgia 31208
                             _____________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

    If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                     Amount              Proposed Maximum            Proposed Maximum            Amount
  Title of Securities                To Be              Aggregate Price Per       Aggregate Offering        Of Registration
  Being Registered                 Registered                 Unit(1)                   Price(1)                Fee(2)(3)
------------------------------------------------------------------------------------------------------------------------------------
Lease-Backed Notes (the "Notes")   $2,500,000,000            100%                   $2,500,000,000                   $230,000

====================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) IKON Receivables, LLC, as a registrant, previously paid a registration fee in the amount of $528,000 in connection with the registration of $2,000,000,000 of securities under registration statement no 333-91599 with an initial filing date of November 24, 1999. $271,859,000 of securities remain unissued under that registration statement. Pursuant to Rule 457(p) of the Securities Act, the registrant hereunder is applying the unused portion of the registration fee from registration number 333-91599 in an amount equal to $71,770.78 towards the registration fee due hereunder.
(3) The amount of $155,000 is paid pursuant to this Amendment No. 1. The amount of $3,229.22 was paid previously in connection with the prior filing of this Registration Statement. The amount of $71,770.78 was paid in connection with the registration of the amount of Securities sold under registration statement no. 333-91599.
                              ______________________

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

FORM OF PROSPECTUS SUPPLEMENT

-----------------------------

IKON Receivables Funding, LLC                                $____________
Issuer                                         Lease-Backed Notes, Series _____

IOS Capital, LLC

Originator and Servicer

-----------------------------

--------------------------------------------------------------------------------
[LOGO OF IOS COMPANY]

You should read the section entitled "Risk Factors" starting on page S-12 of this prospectus supplement and page 7 of the prospectus and consider these factors before making a decision to invest in the notes.


The notes represent asset-backed debt secured only by the pledged assets and are not interests in or obligations of any other person.

Neither the notes nor the underlying leases will be insured or guaranteed by any governmental agency or instrumentality.

This Prospectus Supplement may be used to offer and sell the notes only if accompanied by the Prospectus.
--------------------------------------------------------------------------------

IKON Receivables Funding, LLC, as issuer, will issue [_______] classes of notes backed solely by a pledge of the assets of the asset pool. The assets of the asset pool will consist of a pool of office equipment leases or contracts and related assets.

The notes --

     . The ________ classes of notes set forth in the table below are offered by this prospectus supplement.

     . Interest and principal on the notes is scheduled to be paid monthly, on the __th day of the month, or the business day immediately following such __th day. The first scheduled payment date is
          ______________.

Credit enhancement --

     .

Underwriting --

     . The underwriters will offer the public the notes at the following prices:

         Initial
        Aggregate               Price
          Note                    to     Underwriting
Class    Balance    Note Rate   Public     Discount     Depositor/1/
-----   ---------   ---------   ------   ------------   ------------

(1)  Before deducting expenses, estimated to be $________.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                               [underwriter(s)]

           The date of this prospectus supplement is ________________

               IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN
                 THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                   PROSPECTUS

     We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus , which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

     This prospectus supplement does not contain complete information about the offering of the offered notes. Additional information is contained in the prospectus . You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered notes to you unless you have received both this prospectus supplement and the prospectus.

     To the extent the prospectus contemplates different or multiple options, you should rely on the information in this prospectus supplement as to the application option.

     The issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933 as amended, with respect to the offered notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at 233 Broadway, New York, New York, 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.


     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS


                                                                                                              Page
                                                                                                             ------
SUMMARY...................................................................................................     S-45
PARTIES...................................................................................................      S-5
       Issuer.............................................................................................      S-5
       Originator.........................................................................................      S-5
       Seller.............................................................................................      S-5
       Servicer...........................................................................................      S-5
       Indenture Trustee..................................................................................      S-5
       Cut-Off Date.......................................................................................      S-5
       Closing Date.......................................................................................      S-6
DESCRIPTION OF THE NOTES..................................................................................      S-6
PAYMENTS ON THE NOTES.....................................................................................      S-6
       Payment Date.......................................................................................      S-6
       Record Date........................................................................................      S-6
       Remittance Period..................................................................................      S-6
       Cross-Collateralization............................................................................      S-6
       Interest...........................................................................................      S-7
       Principal..........................................................................................      S-7
       Available Funds....................................................................................      S-7
       Priority of Payments...............................................................................      S-7
       Events of Default..................................................................................      S-7
CREDIT ENHANCEMENT........................................................................................      S-8
       Subordination......................................................................................      S-8
       Asset Pool.........................................................................................      S-8
       General............................................................................................      S-8
       The Leases.........................................................................................      S-8
       Origination and Acquisition........................................................................      S-9
       Servicing..........................................................................................     S-10
       Lease Substitution.................................................................................     S-10
       Repurchases for Breaches of Representations and Warranties.........................................     S-10
       Advances...........................................................................................     S-10
       Certain Legal Aspects of the Lease.................................................................     S-11
       Optional Redemption................................................................................     S-11
       Material Federal Income Tax Consequences...........................................................     S-11
       ERISA Considerations...............................................................................     S-11
       Rating of the Notes................................................................................     S-11
RISK FACTORS..............................................................................................     S-12
THE ASSET POOL............................................................................................     S-14
THE ISSUER................................................................................................     S-14
THE LEASES................................................................................................     S-15
USE OF PROCEEDS...........................................................................................     S-20
THE ORIGINATOR............................................................................................     S-20
       Loss and Delinquency Experience....................................................................     S-20
THE SELLER................................................................................................     S-22
THE INDENTURE TRUSTEE.....................................................................................     S-22
       General............................................................................................     S-22
       Duties and Immunities of the Indenture Trustee.....................................................     S-22
DESCRIPTION OF THE NOTES..................................................................................     S-23
       General............................................................................................     S-23
       Collections........................................................................................     S-23

       Distributions......................................................................................     S-24
       Prepayment and Yield Considerations................................................................     S-25
       Weighted Average Lives of the Notes................................................................     S-26
DESCRIPTION OF THE TRANSACTION DOCUMENTS..................................................................     S-27
       Acquisition of the Lease Receivables Pursuant to an Assignment and Servicing Agreement.............     S-27
       Repurchase Obligation..............................................................................     S-27
       Substitutions......................................................................................     S-28
       [Security Interest]................................................................................     S-28
       Representations and Warranties of the Originator and the Seller....................................     S-28
       Indemnification....................................................................................     S-28
       The Accounts.......................................................................................     S-29
       Available Funds....................................................................................     S-29
       Priority of Payments...............................................................................     S-29
       Interest...........................................................................................     S-30
       Principal..........................................................................................     S-30
       Withholding........................................................................................     S-30
       Optional Redemption................................................................................     S-31
       The Servicer.......................................................................................     S-31
       Assignment and Servicing Agreement.................................................................     S-31
       Remittance and Other Servicing Procedures..........................................................     S-31
       Servicing Compensation and Payment of Expenses.....................................................     S-31
       Reports to Noteholders.............................................................................     S-32
       Evidence as to Compliance..........................................................................     S-33
       Certain Matters Relating to the Servicer...........................................................     S-34
       Events of Servicing Termination....................................................................     S-34
       [Rights Upon an Event of Servicing Termination]....................................................     S-34
       Events of Default..................................................................................     S-34
       Early Retirement of the Notes......................................................................     S-34
       Amendment..........................................................................................     S-34
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................................................................     S-34
ERISA CONSIDERATIONS......................................................................................     S-36
RATINGS...................................................................................................     S-37
PLAN OF DISTRIBUTION......................................................................................     S-38
LEGAL OPINIONS............................................................................................     S-38
ANNEX A...................................................................................................      A-1
       Clearance, Settlement and Tax Documentation Procedures.............................................      A-1

                                     SUMMARY

..    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

..    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

..    You can find a listing of the pages where capitalized terms used in this prospectus supplement summary are defined under the caption "Index of Principal Defined Terms" beginning on page S-3640 in this prospectus supplement and under the caption "Index of Terms" beginning on page 45 in the accompanying prospectus.

                                     PARTIES

Issuer

IKON Receivables Funding, LLC is a Delaware limited liability company. The issuer's activities will be limited by the terms of its organizational documents and the transaction documents to acquiring, holding and managing the lease receivables, issuing and making payments on the notes and other activities related thereto.

For more information about the issuer, you should read the section titled "The Issuer" herein.

Originator

IOS Capital, LLC, is a Delaware limited liability company formerly known as IOS Capital, Inc.,. IOS Capital is a wholly-owned subsidiary of IKON Office Solutions, Inc. The originator's principal executive offices are located at 1738 Bass Road, Macon, Georgia 31208 and its telephone number is (912) 471-2300.

For more information about the originator, you should read the section titled "The Originator's Leasing Business," in the Prospectus.

Seller

IKON Receivables-2, LLC, is a Delaware special purpose entity. The issuer will acquire the lease receivables from the seller pursuant to the assignment and servicing agreement. The seller's principal executive offices are located at 1738 Bass Road, Macon, Georgia 31208.

For more information about the role of the seller, you should read the section titled "The Seller," herein.

Servicer

IOS Capital, will be the servicer of lease receivables under the assignment and servicing agreement. The servicer's principal executive offices are located at 1738 Bass Road, Macon, Georgia 31208.

For more information about the role of the servicer, you should read the section titled "Description of the Transaction Documents--The Servicer," herein and in the prospectus.

Indenture Trustee

__________, a banking corporation organized under the laws of ________. The corporate trust offices of the indenture trustee are located at ________.

Cut-Off Date

The cut-off date is the [close] of business on _____________, (the "cut-off date").

Closing Date

The closing date is ____________, (the "closing date").

                            DESCRIPTION OF THE NOTES

..    The issuer will issue [___] classes of lease-backed notes (the "notes").

..    The notes are designated as the class A notes and could involve other classes. The class A notes, together with any such other classes, are collectively referred to as the notes.

..    The notes will be backed solely by a pledge of a segregated pool of assets of the issuer, which will consist primarily of a pool of office equipment leases or contracts and related assets, [leases intended as security agreements], [installment sale contracts], rental stream obligations, and the seller's interests (other than its ownership interest in the underlying equipment) and related assets.

..    Each class of notes will have the initial principal amount and interest rate set forth in the following table. The dates on which the final payment of principal and interest on each class of notes is expected to be made and must ultimately be made are also set forth in the following table.

        Initial Note
         Principal                 Expected Final    Legal Final
Class     Balance      Note Rate    Payment Date    Maturity Date   CUSIP Number
-----   ------------   ---------   --------------   -------------   ------------

 [A]         $[-]         [-]%     _____ __, ____   ________ ____       [-]
 [B]         $[-]         [-]%     _____ __, ____   ________ ____       [-]

The aggregate initial note principal balance of the notes is equal to $[-] (the "initial note principal balance"), which represents the sum of the initial note principal balance of each class of notes.

The notes will be issued in book-entry form only, through the facilities of The Depository Trust Company. The notes will be issued in minimum denominations of [$1,000] and multiples of [$1,000] in excess thereof, [with the exception of one note in each class which will be issued in an odd amount].

                              PAYMENTS ON THE NOTES

Payment Date

Principal and interest is scheduled to be paid to the noteholders on the [15]th day of each month, or, if such day is not a business day, on the next succeeding business day, commencing on ____________.

Record Date

The indenture trustee will make payments to the noteholders of record as of the close of business on the last business day of the month preceding the month in which such payment date occurs (or in the case of the initial payment date, the closing date).

Remittance Period

Payments made on each payment date will relate to the collections received in respect of the leases during the period beginning on the opening of business on the [second] day of the immediately preceding calendar month and ending on the close of business on the [first day] of the calendar month in which such payment date occurs.

Cross-Collateralization

..    As described in the related transaction document, the source of payment for notes
     of each series will be the assets pledge to the related pool only.

..    Certain of the notes include the right to receive monies from a common pool of credit enhancement. No payment received on any lease receivable backing an asset pool may be applied to the payment of notes backed by any other asset pool.

Interest

[Information on the interest payable to Noteholders will be provided in accordance with the structuring of the transaction.]

Principal

[Information on the interest payable to Noteholders will be provided in accordance with the structuring of the transaction.]

Available Funds

With respect to each payment date, the funds received on or prior to the last day of the month preceding the month of such payment date (the "calculation date"). These funds relate to and may include payments on the leases, proceeds from casualties, payments due to the issuer from any counterparty under any interest rate swap agreements, certain renewal payments, terminations or repurchases of leases, recoveries on defaulted leases, advances made by the servicer to cover delinquent leases and investment proceeds thereon (excluding certain amounts specified in the indenture) shall constitute available funds which are available for distribution by the indenture trustee on such payment date.

Priority of Payments

On each payment date, amounts received during the related remittance period in respect of the lease receivables are to be paid, until such amounts are exhausted, in the following order of priority:

first    [_];
second   [_];
third    [_];
fourth   [_];
fifth    [_];
sixth    [_].

..    However, if an event of default and acceleration of the notes has occurred or a restricted event has occurred:

first      [_];
second     [_];
third      [_];
fourth     [_];
fifth      [_];
sixth      [_].
seventh    [_].

..    restricting event means the occurrence of any of:

     (i) an event of default by the servicer under the assignment and servicing agreement;

     (ii) events of default; and

     (iii) replacement of the servicer.

Events of Default

"Events of default" under the related transaction documents will consist of any one or more of the following:

..    a default for [five] days or more in the payment of any interest on any note;

..    a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

..    default in the observance or performance in any material respect of any covenant or agreement of the transaction made in the transaction documents, or any representation or warranty made by the issuer in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the issuer by the indenture trustee or the issuer and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

..    certain events of bankruptcy, insolvency, receivership or liquidation of the issuer.

If an event of default should occur and be continuing with respect to the notes, the indenture trustee or a majority (by outstanding principal amount) of the noteholders may declare the principal of the notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a majority of the noteholders.

..    Outstanding principal amount means with respect to any class of notes and any date of determination the difference between (a) the initial principal amount of the notes of such class at the issuance thereof, less (b) all amounts previously distributed with respect to such class as principal.

The information described above is qualified in its entirety by the more detailed description of the flow of funds set forth herein under "Description of the Notes--Flow of Funds."

                               CREDIT ENHANCEMENT

The credit enhancement available to the noteholders will consist of [more information will be provided upon the structuring of the transaction].

Subordination

[The credit enhancement available for the benefit of any class of notes is provided by each class of notes having a lower priority of payment than such class of notes.]

Asset Pool

General

The property comprising the asset pool will consist of:

..    A portfolio of chattel paper composed of leases, leases intended as security agreements, installment sales contracts, or rental stream obligations, together with all monies received relating thereto (the "leases");

..    The seller's security or other interests (other than its ownership interest) in the underlying equipment, property and proceeds relating to the leases (the "equipment" and together with the leases, the "lease receivables"). However, the asset pool will not have any residual interest in the related equipment after the related lease receivable has been paid in full.

..    All amounts held in accounts established by the servicer pursuant to the transaction documents.

..    All the rights to proceeds and recoveries on insurance policies covering the equipment and on the disposition of repossessed equipment.

..    Credit enhancement with respect to an asset pool or any class of notes.
     [more information to be provided upon structuring of transaction]

..    The interest of the issuer in any proceeds from recourse to lessees on lease payments.

..    Other rights of the issuer under the assignment and servicing agreement.

..    All proceeds of the foregoing.

The Leases

..    The leases are obligations for the lease or purchase of the equipment, or evidence borrowings used to acquire or refinance the equipment, entitling the obligee thereunder (the "lessor") to receive a stream of scheduled payments (the "scheduled payments") and related payments and, in some cases, to either the return of the equipment at the termination of the related lease or, with respect to certain of the leases, the payment of a purchase price for the equipment at the election of the obligor thereunder (the "lessee").

..    The originator will transfer the lease receivables comprising each asset pool to the seller and the seller will transfer such lease receivables to the issuer pursuant to an Assignment and Servicing Agreement (as defined herein). The issuer will then pledge all of its right, title and interest in and to such lease receivables to an indenture trustee on behalf of noteholders pursuant to an indenture. The leases transferred to the issuer and pledged to the indenture trustee shall have a discounted lease balance (as defined below).

..    The "discounted lease balance" of a lease as of any cut-off date is the present value of all of the remaining payments scheduled to be made with respect to such lease, discounted at a rate and frequency specified below.

..    The "discounted present value of the leases", at any given time, shall equal the future remaining scheduled payments (not including delinquent amounts, excess copy charges, maintenance charges and fee per scan charges) from the leases (including non-performing leases), discounted at a rate equal to ____ %, which rate is equal to the sum of (a) the weighted average interest rate of the various classes of notes, each weighted by (i) the initial principal amount of such note classes and (ii) the expected weighted average life (under a zero prepayment, and no loss scenario) of each note class, as applicable, and (b) the servicing fee rate of ____ % per annum.

..    For more information about the leases, you should read the section titled
     "The Leases" herein.

Origination and Acquisition

Each lease was previously originated by either:

..    the originator; or

..    acquired by the originator from other originators of leases.

For all of the leases:

..    the leases are valid and enforceable, and unconditionally require the lessee to make periodic lease payments (including taxes);

..    the leases are noncancellable and do not contain early termination options
     (unless the early termination or prepayment clauses require the lessee to pay all remaining scheduled payments under such lease);

..    all payments payable under the leases are absolute, unconditional obligations of the lessees;

..    all of the leases require the lessee or a third party to maintain the equipment in good working order, to pay all the costs of operating the equipment, including taxes and insurance;

..    the leases do not materially violate any U.S. or state laws;

..    the leases provide for periodic payments;

..    in the event of a casualty loss, the lessee, at its expense, must replace the equipment with like equipment in good repair, acceptable to the originator or pay at a minimum the outstanding principal or net book value of the leases and any applicable make-whole premium;

..    the leases have been sold to the issuer free and clear of any liens and are assignable without prior written consent of the lessee;

..    the leases are denominated in U.S. dollars and the lessor and each lessee are located in the United States;

..    the lease is not a consumer lease;

..    the lease is not subject to any guaranty by the originator;

..    the party transferring the lease to the issuer did not use adverse selection when choosing the lease for transfer to the issuer;

..    the lessee has represented to the originator that it has accepted the equipment;

..    the lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

..    the leases are not defaulted leases;

..    each lease is not more than 62 days past due at the time of transfer to the issuer;

..    require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual, or annual basis, in arrears or in advance.

Servicing

The servicer is responsible for servicing, managing and administering the leases and the equipment and enforcing and making collections on the leases. The servicer is required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the servicer.

For a further description of the Servicer and the Servicer's delinquency and loss experience, you should read the section titled "The Servicer" herein.

Lease Substitution

Subject to certain limitations, the originator may substitute an eligible lease for any defaulted lease, prepaid lease, or lease that has had its terms modified or adjusted in accordance with the transaction documents. The substitute lease must be at least equal in discounted lease balance and comparable in terms of credit quality, monthly payment, and other characteristics; provided, that in no event shall the maturity date of any lease substituted for a lease removed from the related asset pool be later than the last maturity date of any lease receivable.

For a further description of Originator's Substitution Option, you should read the section titled "The Leases--Substitutions" herein.

Repurchases for Breaches of Representations and Warranties

The originator will be obligated to repurchase from the issuer the issuer's interest in any lease if the noteholders' interest in the lease is materially adversely affected by a breach of any representation or warranty made by the originator, which representation or warranty has been assigned to the issuer by the seller, with respect to such lease receivable, which breach has not been cured as of 30 days following the discovery by or notice to the issuer of the breach.

For a further description of Originator's repurchase obligations, you should read the section titled "Description of the Notes--Representations and Warranties of Originator" herein.

Advances

In the event that any obligor fails to make its full scheduled payment due on time, the servicer may make an advance from its own funds of an amount equal to such unpaid scheduled payment, if the servicer, in its sole discretion, determines that the servicer is likely to be repaid from collections from or on behalf of the related obligor and that such amount has not been deposited in the collection account by three business days prior to the payment date.

The indenture provides for the reimbursement of the servicer for such advances.

For a further description of the servicer's obligation to make advances, you should read the section titled "Description of the Notes--Servicer Advances" herein.

Certain Legal Aspects of the Lease

With respect to the transfer of the leases to the seller by the originator and then by the seller to the issuer pursuant to the assignment and servicing agreement and the pledge of the issuer's right, title and interest in and to such leases on behalf of noteholders pursuant to the indenture, the originator, the seller and the issuer, respectively, will warrant that:

..    the transfer of the leases is a valid transfer and assignment of the leases or the grant of a security interest in the leases, except for the ownership interest in the equipment, which the seller is not transferring to the issuer; and

..    if the transfer of the leases to the issuer is deemed to be a grant to the issuer of a security interest in the leases, then the issuer will have a perfected security interest therein.

The servicer will be required to take such action as is required to perfect the issuer's interest in the leases. If the issuer, the servicer or the indenture trustee, while in possession of the leases, sells or pledges and delivers such leases to another party, in violation of the indenture and the assignment and servicing agreement, there is a risk that the purchaser could acquire an interest in such leases having priority over the issuer's interest and thus the related asset pool's interest.

UCC financing statements will not be filed to perfect any security interest in the Equipment. Thus, in the event of repossession and resale of equipment, it may be subject to a senior lien, with such senior lienholder possibly entitled to full payment of its debt before any payments could be made on the debt owed to the issuer.

Optional Redemption

The notes may be redeemed in whole by the servicer on any payment date on which the aggregate discounted lease principal balance is less than 10% of the aggregate discounted lease principal balance as of the closing date so long as the servicer deposits or causes to be deposited in the collection account the aggregate amounts owed on the notes as of such payment date.

Material Federal Income Tax Consequences

Dewey Ballantine LLP, tax counsel to the issuer and counsel to the underwriter, is of the opinion that the notes will be characterized as indebtedness and the issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

For additional information concerning the application of federal income tax laws, you should read the section titled "Material Federal Income Tax Consequences" herein.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" herein, we expect that pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans, may purchase the notes. Investors should consult with their counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Rating of the Notes

The notes must receive at least the following ratings from [the rating agencies]:

For additional information concerning the ratings, you should read the section titled "Ratings" herein.

                                  RISK FACTORS

     In addition to the risk factors discussed in the Prospectus, prospective offered Noteholders should consider, among other things, the following additional factors in connection with the purchase of the notes:

Risk of Downgrade of Initial Ratings         It is a condition to the issuance
Assigned to Notes                            of the notes that they receive the
                                             ratings from the rating agencies
                                             set forth in the summary under the
                                             heading "rating of the notes." A
                                             rating is not a recommendation to
                                             purchase, hold or sell the notes,
                                             inasmuch as such rating does not
                                             comment as to market price or
                                             suitability for a particular
                                             investor. The ratings of the notes
                                             address the likelihood of the
                                             timely payment of interest on and
                                             the ultimate repayment of principal
                                             of the notes pursuant to their
                                             respective terms. There is no
                                             assurance that a rating will remain
                                             for any given period of time or
                                             that a rating will not be lowered
                                             or withdrawn entirely by a rating
                                             agency if in its judgment
                                             circumstances in the future so
                                             warrant. The ratings of the notes
                                             are based primarily on the rating
                                             agencies' analysis of the leases
                                             and the equipment, and, with
                                             respect to the [class A] notes, the
                                             subordination provided by the
                                             subordinate notes.

Transfer of Servicing May Delay              If IOS Capital were to cease acting
Payments                                     as servicer, delays in processing
                                             payments on the leases and
                                             information in respect thereof
                                             could occur and result in delays in
                                             payments to the noteholders.

Risks Associated with Inability of IOS       IOS Capital, as originator or as
Capital to Reacquire Leases and the          servicer, as the case may be, will
Related Equipment                            make representations and warranties
                                             with respect to certain matters
                                             relating to the leases. In certain
                                             circumstances, IOS Capital will be
                                             required to reacquire from the
                                             asset pool leases with respect to
                                             which such representations and
                                             warranties have been breached. In
                                             the event that IOS Capital is
                                             incapable of complying with its
                                             obligations to reacquire the leases
                                             and no other party is obligated to
                                             perform or satisfy such
                                             obligations, the noteholders may be
                                             subject to delays in receiving
                                             payments and suffer loss of their
                                             investment in the notes.

Geographic Concentrations of Leases          As of the applicable cut-off date,
                                             obligors with respect to
                                             approximately [_]%, [_]% and[_]% of
                                             the leases were located in the
                                             States of [_], [_] and [_],
                                             respectively. To the extent adverse
                                             events or economic conditions were
                                             particularly severe in such
                                             geographic regions or in the event
                                             an obligor or group of obligors
                                             under the leases in such geographic
                                             regions were to experience
                                             financial difficulties due to the
                                             economic conditions specific to
                                             such obligor's region, the
                                             delinquency and loss
                                             experience of the leases could be
                                             adversely impacted with a potential
                                             negative effect on the timing or
                                             ultimate payment of the amounts due
                                             to the noteholders. The originator
                                             is unable to determine and has no
                                             basis to predict, with respect to
                                             any state or region, whether any
                                             such events have occurred or may
                                             occur, or to what extent any such
                                             events may affect the leases or the
                                             repayment of amounts due under the
                                             notes. Accordingly, adverse
                                             economic conditions or other
                                             factors particularly affecting
                                             these states could adversely affect
                                             the delinquency, loss or
                                             repossession experience of the
                                             asset pool with respect to the
                                             leases. See the "Leases" herein.

                                 THE ASSET POOL

     The Asset Pool will consist of (i) a pool of Leases, (ii) all moneys (including accrued interest) due thereunder on or after the Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Transaction Document, as described below, (iv) the Seller's interests (other than ownership interests), in the Equipment relating to such pool of Leases, (v) the rights of the Issuer under the Assignment and Servicing Agreement, and (vi) interest earned on certain short-term investments held by the Issuer. The Asset Pools will not have any residual interest in the equipment underlying an operating lease.

     The Equipment underlying the Lease Receivables included in the Asset Pool generally will be limited to personal property which is leased or financed by the Originator to the Lessee pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. The Asset Pool will not have any residual interest in the Equipment after the related Lease Receivable has been paid in full.

     The Lease Receivables will be acquired by the Seller from the Originator under an Assignment and Servicing Agreement among the Seller, the Originator and the Issuer (the "Assignment and Servicing Agreement"). Contemporaneously, the Lease Receivables will be transferred by the Seller to the Issuer pursuant to the Assignment and Servicing Agreement. The Leases included in the Asset Pool will be selected from Leases held by the Originator based on the criteria described in the Prospectus under "The Leases--Eligible Leases."

     On or prior to the Closing Date on which the Notes are delivered to the holders of the Notes (the "Noteholders"), the Issuer will form the Asset Pool by
(i) acquiring Lease Receivables pursuant to the Assignment and Servicing Agreement between the Issuer and the Seller and (ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of the Notes, secured by the Asset Pool.

     The Lease Receivables comprising the Asset Pool will generally have been originated by the Originator or acquired by the Originator in accordance with the Originator's specified underwriting criteria. The underwriting criteria applicable to the Lease Receivables included in the Asset Pool is described in all material respects under the heading "IOS Capital's Leasing Business" in the Prospectus.

                                   THE ISSUER

     The Issuer is a Delaware limited liability company all of the membership interest in which will be held by the Seller. The Issuer was formed on October 9, 2001. The Issuer was formed on October 9, 2001. The Issuer was organized solely for the limited purpose of engaging in the type of transactions described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes and is restricted by its organizational documents and under the Assignment and Servicing Agreement from engaging in other activities. In addition, its organizational documents and the Assignment and Servicing Agreement it is required to operate in a manner such that it should not be consolidated in the bankruptcy estate of the Originator or its Affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 1738 Bass Road, Macon, Georgia 31210.

     The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Asset Pools. The Servicer with respect to any series of Notes may be the Originator or another affiliate of the Issuer. As described under "Description of the Transaction Documents -- Acquisition of the Leases Pursuant to an Assignment and Servicing Agreement", in addition to the acquisition of Lease

Receivables from the Seller, the Issuer may acquire Lease Receivables through or from an affiliate of the Originator.

     The Issuer will pledge its interest in the Lease Receivables to the Indenture Trustee for the benefit of an Asset Pool and issue the Notes pursuant to an indenture between the between the Issuer and the Indenture Trustee (the "Indenture").

     If the protection provided to the Noteholders of a given class by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Leases, and the proceeds from the sale of Equipment which secures or is leased under the Defaulted Leases. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Leases, and thus may reduce the proceeds to be distributed to the Noteholders.

                                   THE LEASES

Portfolio Parameters

     As described below, Leases in the aggregate shall be required to comply with certain portfolio concentration criteria (the "Portfolio Concentration Criteria"): [more information will be provided upon the structuring of the transaction]

The Lease Receivable Statistical Information

     Following is certain statistical information relating to the Lease Receivable pool, calculated as of the Calculation Date and assuming a discount rate of [_]%. Certain columns may not total 100% due to rounding.

               DISTRIBUTION OF LEASES BY DISCOUNTED LEASE BALANCE

   Discounted Lease                      Sum of Discounted     Percentage of Aggregate
       Balances       Number of Leases    Lease Balances      Discounted Lease Balance
   ----------------   ----------------   -----------------    ------------------------
                          Less Than
    Greater Than         or Equal to
   ----------------   ----------------
      $      1            $ 5,000
         5,000             10,000
        10,000             15,000
        15,000             20,000
        20,000             25,000
        25,000             30,000
        30,000             35,000
        35,000             40,000
        40,000             45,000
        45,000             50,000
        50,000             55,000
        55,000             60,000
        60,000             65,000
        65,000             70,000
        70,000             75,000
        75,000             80,000
        80,000             85,000
        85,000             90,000
        90,000             95,000
        95,000            100,000
       100,000            150,000
       150,000            200,000
       200,000            250,000
       250,000            300,000
       300,000            350,000
       350,000            400,000
       400,000            450,000
       450,000            500,000
       500,000            600,000
       600,000            750,000
Total.....................................................            100%

                       DISTRIBUTION OF THE LEASES BY STATE

                    Number    Sum of Discounted Lease   Percentage of Aggregate
   State          of Leases         Balances            Discounted Lease Balance
----------------  ---------   -----------------------   ------------------------
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.
West Virginia
Wisconsin
Wyoming

              DISTRIBUTION OF LEASES BY REMAINING TERM TO MATURITY


                                                                    Percentage of
                                                     Statistical     Statistical     Aggregate   Percentage of
                                    Percentage of     Discounted     Discounted      Original      Original
                        Number of     Number of     Present Value   Percent Value   Equipment     Equipment
       Remaining Term     Leases        Leases        of Leases       of Leases       Cost          Cost
       --------------   ---------   -------------   -------------   -------------   ----------   -------------
            1 - 12
           13 - 24
           25 - 36
           37 - 48
           49 - 60
           61 - 72
           73 - 84
--------------------------------------------------------------------------------------------------------------
Total......................             100.00%                        100.00%                      100.00%
==============================================================================================================

              DISTRIBUTION OF LEASES BY ORIGINAL TERM TO MATURITY

                                                                    Percentage of
                                                     Statistical     Statistical     Aggregate   Percentage of
                                    Percentage of    Discounted      Discounted      Original      Original
      Purchase          Number of    Number of      Present Value   Percent Value    Equipment     Equipment
       Option            Leases        Leases       of Leases         of Leases        Cost         Cost
 --------------------   ---------   -------------   -------------   -------------   ----------   -------------
            1 - 12
           13 - 24
           25 - 36
           37 - 48
           49 - 60
           61 - 72
           73 - 84
--------------------------------------------------------------------------------------------------------------
Total......................           100.00%                         100.00%                      100.00%
==============================================================================================================

                  DISTRIBUTION OF LEASES BY CLASSIFICATION TYPE

                                                                    Percentage of
                                                     Statistical     Statistical     Aggregate   Percentage of
                                    Percentage of    Discounted      Discounted      Original      Original
      Purchase          Number of    Number of      Present Value   Percent Value    Equipment     Equipment
       Option            Leases        Leases       of Leases         of Leases        Cost         Cost
 --------------------   ---------   -------------   -------------   -------------   ----------   -------------
Finance Lease
Operating Lease
--------------------------------------------------------------------------------------------------------------
Total......................             100.00%                        100.00%                      100.00%
==============================================================================================================

                DISTRIBUTION OF FINANCE LEASES BY PURCHASE OPTION

                                                                    Percentage of
                                                     Statistical     Statistical     Aggregate   Percentage of
                                    Percentage of    Discounted      Discounted      Original      Original
      Purchase          Number of    Number of      Present Value   Percent Value    Equipment     Equipment
       Option            Leases        Leases       of Leases         of Leases        Cost         Cost
 --------------------   ---------   -------------   -------------   -------------   ----------   -------------
Nominal Buyout
Fair Market Value
Fixed Purchase Option
--------------------------------------------------------------------------------------------------------------
Total......................            100.00%                         100.00%                      100.00%
==============================================================================================================

                    DISTRIBUTION OF LEASES BY EQUIPMENT TYPE

                                                               Percentage of
                                               Statistical      Statistical     Aggregate   Percentage of
                              Percentage of    Discounted       Discounted      Original       Original
    Equipment     Number of    Number of      Present Value    Percent Value    Equipment     Equipment
      Type         Leases       Leases         of Leases        of Leases          Cost         Cost
---------------   ---------   -------------   --------------   -------------   ----------   -------------
Total..........                               100.00%          100.00%                      100.00%
=========================================================================================================

                                 USE OF PROCEEDS

     The proceeds from the sale of the Notes will be applied by the Issuer to the acquisition of the related Lease Receivables from the Seller and applied by the Seller to the acquisition thereof from the Originator.

                                 THE ORIGINATOR

     IOS Capital, LLC ("IOS Capital" or the "Originator"), formerly known as IOS Capital, Inc., was formed in 1987 to provide lease financing to customers of IKON Office Solutions, Inc. ("IKON"). On December 31, 2001, the name of the Originator was changed to IOS Capital, LLC and the Originator was converted from a Delaware corporation to a Delaware limited liability company. The Originator is a wholly-owned subsidiary of IKON. The Originator's corporate headquarters are located at 1738 Bass Road, Macon, Georgia 31208. The Originator's securities are registered under the 1934 Act and is subject to the reporting requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Originator filed an Annual Report on Form 10-K for the fiscal year ending September 30, 2001 on December 24, 2001 and a Quarterly Report on Form 10-Q for the three-month period ending December 31, 2001 on February 14, 2002. A copy of the reports, including the exhibits thereto, will be provided without charge to any person to whom this Offering Circular is delivered upon written request. Requests for such copies should be directed to IOS Capital, 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208, Attn: Harry Kozee.

Loss and Delinquency Experience

     Delinquencies remained at a consistent level for fiscal 2001, 2000 and 1999. During this three-year period, accounts classified as current (less that 30 days past due) ranged from 87.1% and 89.9% of the total portfolio balance on a monthly basis. The aging of the Originator's lease portfolio receivables at September 30, 2001 was as follows:

     The following table sets forth amounts of leases held in Originator's lease servicing portfolio and the combined delinquency and foreclosure experience of leases in the servicing portfolio for the periods indicated:

             Summary Historical Delinquency Data (Entire Portfolio)
                              IOS Capital Portfolio
                                     As at:


                  December                                September 30,
                   31, 2001       September 30, 2001          2000          September 30, 1999
             -----------------    ------------------    -----------------   -----------------
                ($         %*        ($         %*        ($         %*     ($ millions)  %*
              millions)            millions)            millions)

Current       $2,683.1    89.6%    $2,679.6    89.9%    $2,446.5    87.1%    $2,397.6    89.6%
31-60 Days       182.9     6.1%       174.9     5.9%       213.4     7.6        157.9     5.9
61-90 Days        74.2     2.5%        71.8     2.4%        92.7     3.3         74.9     2.8
Over 90
Days              53.3     1.8%        53.3     1.8%        55.6     2.0         45.5     1.7
              --------   -----     --------   -----     --------   -----     --------   -----
Total         $2,993.5   100.0%    $2,979.6   100.0%    $2,808.2   100.0%    $2,675.9   100.0%

               September 30,         September 30,
                   1998                 1997
             ----------------     -----------------
                  ($                  ($
              millions)    %*      millions)     %*
Current       $2,292.2    90.8%    $1,882.1    89.4%
31-60 Days       136.3     5.4        113.7     5.4
61-90 Days        63.1     2.5         65.3     3.1
Over 90
Days              32.8     1.3         44.2     2.1
              --------   -----     --------   -----
Total         $2,524.4   100.0%    $2,105.3    100.0%


* Represents lease portfolio receivables as a percentage of the total portfolio balance.

                 Summary Historical Loss Data (Entire Portfolio)
                              IOS Capital Portfolio


                         For the Quarter
                             Ended:                                   For the Fiscal Year Ended:
----------------------------------------     -----------------------------------------------------------------------------
                         December 31,        September 30,   September 30,   September 30,   September 30,   September 30,
                             2001                2001            2000            1999            1998            1997
                         ---------------     -------------   -------------   ------------    -------------   -------------
Average Portfolio
Balance for the Period
($ millions)*               $2,994            $  2,913       $  2,704        $  2,621        $  2,394        $  1,891
Gross Charge-offs**
($ millions)                $ 19.9            $   69.4       $   72.5        $   79.2        $   98.8        $   51.6
Gross Charge-offs as a
% of the Average
Portfolio Balance for
the Period**                   2.7%***             2.4%           2.7%            3.0%            4.1%            2.7%


* Average Portfolio Balance at September 30 in each of fiscal years 1997 through 2001 was calculated by adding the ending servicing portfolio balance for each of the four quarters of such fiscal year and dividing by four.

** Information with respect to net charge-offs is not available. Lease receivables in the Servicer's servicing portfolio are charged-off between 121 and 181 days past due depending upon credit quality and the reasons for delinquency in accordance with the IKON risk management policy.

***  Annualized.

           Summary Historical Delinquency Data (Without Funded Leases)
                              IOS Capital Portfolio

                                                As at:
--------------------------------------------------------------------------------------
                     December 31,          September 30,              September 30,
                         2001                  2001                       2000
                ---------------------   ----------------------   ---------------------
                ($ millions)     %*     ($ millions)      %*     ($ millions)     %*
Current          $  2,390.2    88.4%    $2,412.9        88.9%      $2,076.9      85.6%
31-60 Days            184.7     6.8%       176.2         6.5%         205.7       8.5
61-90 Days             75.2     2.8%        72.5         2.7%          89.2       3.7
91-120 Days            32.7     1.2%        33.4         1.2%          33.2       1.4
Over 120 Days          20.8     0.8%        20.4         0.8%          20.1       0.8
                 ----------   -----     --------       -----       --------     -----
Total            $  2,703.7   100.0%    $2,715.4       100.0%      $2,425.1     100.0%
                ----------------------------------------------------------------------
                    September 30,            September 30,            September 30,
                        1999                     1998                    1997
                ---------------------   ----------------------   ---------------------
                ($ millions)     %*     ($ millions)      %*     ($ millions)     %*
Current         $ 1,903.0        87.0%     1,656.0        87.4%    $1,363.3      85.7%
31-60 Days          161.9         7.4        138.3         7.3        116.1       7.3
61-90 Days           76.6         3.5         64.4         3.4         65.2       4.1
91-120 Days          37.2         1.7         30.3         1.6         27.0       1.7
Over 120 Days         8.7         0.4          5.7         0.3         19.1       1.2
                ---------       -----      -------       -----     --------     -----
Total           $ 2,187.4       100.0%     1,894.7       100.0%    $1,590.7     100.0%

* Represents lease portfolio receivables as a percentage of the total portfolio balance. `

              Summary Historical Loss Data (Without Funded Leases)

                               For the Quarter                            IOS Capital Portfolio
                                   Ended:                               For the Fiscal Year Ended:
                               ---------------   -----------------------------------------------------------------------------
                               December 31,      September 30,   September 30,   September 30,   September 30,   September 30,
                                   2001             2001            2000             1999           1998             1997
                               ---------------   -------------   -------------   -------------   -------------   -------------
Average Portfolio Balance
for the Period ($ millions)*    $2,704             $2,662          $2,307          $2,062          $1,797          $1,447
Gross Charge-offs
($ millions)**                  $ 19.4             $ 67.5          $ 70.0          $ 67.2          $ 80.5          $ 47.4
Gross Charge-offs as a % of
the Average Portfolio
Balance for the Period**           2.9%***            2.5%            3.0%            3.3%            4.5%            3.3%


* Average Portfolio Balance at September 30 in fiscal years 1997, 1998, 1999, 2000 and 2001 was calculated by adding the ending servicing portfolio balance for each of the four quarters of such fiscal year and dividing by four.

** Information with respect to net charge-offs is not available. Lease receivables in the Servicer's servicing portfolio are charged-off between 121 and 181 days past due depending upon credit quality and the reasons for delinquency in accordance with the IKON risk management policy.

***  Annualized.

     Gross charge-offs for IOS Capital's portfolio excluding funded leases decreased to $67.5 million, or 2.5% of the average portfolio balance excluding funded leases, for the year ended September 30, 2001 from $70.0 million, or 3.0%, for the year ended September 30, 2000. Of the remaining incremental increase in gross charge-offs over fiscal year 1997, approximately $15.7 million resulted from a change in IOS Capital's charge-off policy in restrictions on exceptions to the charge-off policy. Prior to the implementation of the revised charge-off policy, the individual IKON Office Solutions operational units had the authority to make exceptions to the charge-off policy on leases over 120 days past due for customers that the operational units judged were likely to pay. The revised policy defines specific exceptions to the charge-off policy based on company-wide standardized credit risk management criteria and requires specific evidence of a customer's ability to bring the lease to a current status. Exceptions for leases that are between 121 and 180 days past due require approval by the credit review team at IOS Capital to avoid charge-off. Exceptions for leases beyond 181 days past due require approval by members of a senior executive management team at IKON Office Solutions. The revised policy promotes the constant and timely recognition of losses.

     There can be no assurance that the levels of delinquency and loss reflected in the tables above are or will be indicative of the performance of the Leases in the future.

                                   THE SELLER

     IKON Receivables-2, LLC, the Seller, is a wholly-owned bankruptcy remote subsidiary of IOS Capital. The Seller was organized for the limited purpose of engaging in the type of transactions described herein and any activities incidental to and necessary or convenient for accomplishment of such purposes and is restricted by its organizational documents and under the Assignment and Servicing Agreement from engaging in other activities. In addition, its organizational documents and the Assignment and Servicing Agreement require that it operate in a manner such that it should not be consolidated in the bankruptcy estate of IOS Capital, or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Seller's address is 1738 Bass Road, Macon, Georgia 31210.

                              THE INDENTURE TRUSTEE

General

     The Indenture Trustee, [_________] is a banking corporation organized under the laws of ________. The Indenture Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Issuer and the Servicer, in which event the Servicer will be obligated to appoint a successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee shall meet the financial and other standards for qualifying as a successor Indenture Trustee under the Indenture. The Servicer may and shall at the direction of the Noteholders evidencing more than 25% of the aggregate outstanding note principal balances of all classes of notes (the "Percentage Interests") may, also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor.

Duties and Immunities of the Indenture Trustee

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Assignment and Servicing Agreement, the Notes (other than the authentication thereof) or of any Lease Receivable or related document and will not be accountable for the use or application by the Servicer or the Issuer of any funds paid to the Issuer in consideration of the sale of any Notes. If no Event of Servicing Termination has occurred, then the Indenture Trustee will be required to perform only those duties specifically required of it under the Assignment and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Assignment and Servicing Agreement.

     No recourse is available based on any provision of the Assignment and Servicing Agreement, the Notes or any Lease Receivable or assignment thereof against [_________], in its individual capacity, and [_________] shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Servicer or any indemnitor, except for such liability as is determined to have resulted from the Indenture Trustee's own negligence or willful misconduct.

     The Indenture Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services (the "Indenture Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Indenture Trustee Expenses").

                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture to be entered into by the Issuer and the Indenture Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208 Attn: Harry Kozee.

General

     The obligations evidenced by the Notes are recourse to the assets pledged to the relevant Asset Pool only and are not recourse to the Originator, the Seller, the Servicer, the Indenture Trustee, the Issuer, or any other Person.

     The Issuer will agree in the Indenture and in the respective Notes to pay to the Noteholders (i) an amount of principal equal to the Initial Note Principal Balance and (ii) monthly interest at the times, from the sources and on the terms and conditions set forth in the Indenture and in the respective Notes.

Collections

     The Indenture Trustee shall deposit the following funds into the Collection Account ("Available Funds"), which funds received on or prior to the last day of the prior calendar month (the "Calculation Date") shall be available for distribution, pursuant to the Indenture, on the next succeeding Payment Date:

          (a) Lease Payments (as defined below) due before each Cut-Off Date;

          (b) recoveries from Defaulted Leases (as defined below) to the extent the Originator has not substituted Substitute Leases for such Defaulted Leases (except to the extent required to reimburse unreimbursed Servicer Advances);

          (c) proceeds from repurchases by the Seller of Leases as a result of breaches of representations and warranties by the Seller (such breach a "Warranty Event") to the extent the Originator has not substituted Substitute Leases for such Leases;

          (d) proceeds from investment of funds in the Collection Account;

          (e) Casualty Payments (as defined below);

          (f) Termination Payments (as defined below); and

          (g) Servicer Advances (as defined below).

     A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of such lease, payments becoming due before each Cut-Off Date and supplemental or additional payments required by the terms of such a Lease with respect to taxes, insurance, maintenance, or other specific charges shall not be considered Lease Payments hereunder.

     A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of such Lease (such event a "Casualty Loss"), in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

     A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease ( such Lease, an "Early Termination Lease") (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the beneficial owner thereof, and the Lessee.

     "Defaulted Leases" are (i) Leases that have become more than 123 days delinquent or (ii) Leases that have been charged off by the Servicer.

Distributions

     Unless an Event of Default and acceleration of the Notes has occurred or a Restricting Event has occurred, on or before each Payment Date, the Servicer will instruct the Indenture Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority:

                  (a) [_];

                  (b) [_];

                  (c) [_];

                  (d) [_]; and

                  (e) [_].

     If an Event of Default and acceleration of the Notes has occurred or a Restricting Event has occurred, on or before each Payment Date, the Servicer will instruct the Indenture Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority:

                  (a) [_];

                  (b) [_];

                  (c) [_];

                  (d) [_];

                  (e) [_];

                  (f) [_]; and

                  (g) [_].

     "Restricting Events" with respect to any series include the following:

          (a) an event of default by the Servicer under the Assignment and Servicing Agreement;

          (b) Events of Default (as defined herein); and

          (c) replacement of the Servicer.

     "Outstanding Principal Amount" means with respect to any Class of Notes and any date of determination the difference between (a) the initial principal amount of the Notes of such Class at the issuance thereof, less (b) all amounts previously distributed with respect to such Class as principal.

Prepayment and Yield Considerations

     The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such prepayments or liquidations will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any series may also be affected by any repurchase of the underlying Leases by the Originator pursuant to the Assignment and Servicing Agreement. In such event, the application of the repurchase price will decrease the aggregate Discounted Lease Balance, causing the corresponding weighted average life of the Notes to decrease.

     Subject to certain limitations, the Originator will have the option to substitute Eligible Leases having similar characteristics (each a "Substitute Lease") for (i) Non-Performing Leases, (ii) Leases subject to repurchase as a result of a breach of a representation and warranty by the Originator under the Transaction Documents which breach has not been cured following discovery/notice of such breach (each, a "Warranty Lease") and (iii) Leases following a modification or adjustment to the terms of such Lease (each an "Adjusted Lease"). The Originator may substitute Substitute Leases for Non-Performing Leases, Adjusted Leases or Warranty Leases in amounts not to exceed ______% of the Discounted

     Present Value of the Leases as of the original Cut-Off Date. In addition, in the event of a Lease that terminates early or which has been prepaid in full (each, an "Early Termination Lease"), the Originator will have the option to transfer an additional lease of similar characteristics (each, an "Additional Lease"). The Substitute Leases and Additional Leases must have a Discounted Present Value of not less than the Discounted Present Value of the Leases being replaced and the monthly payments on the Substitute Leases or Additional Leases must be at least equal to those of the replaced Leases through the term of such replaced Leases. In the event that a Substitute Lease is not provided for a Non-Performing Lease, the Discounted Present Value of the Leases in the Asset Pool will be reduced in an amount at least equal to the Discounted Present Value of the Non-Performing Lease, plus any delinquent payments.

     The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

     The Scheduled Final Payment Date for the Notes is [_]. This date is the date on which the note principal balance would be reduced to zero, assuming, among other things, (i) prepayments with respect to the Leases are received at a rate of [_]% CPR and (ii) the modeling assumptions apply. The weighted average life of the Notes is likely to be shorter than would be the case if payments actually made on the Leases conformed to the foregoing assumptions, and the final Payment Date with respect to the Notes could occur significantly earlier than such final scheduled Payment Dates due to defaults, and because the Originator is obligated to repurchase Leases in the event of breaches of representations and warranties.

     "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal payments (including Lease payments and prepayments) on the Leases are made. Principal payments on Leases may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Leases). The weighted average lives of the Notes will also be influenced by delays associated with realizing on Defaulted Leases. The prepayment model used in this Prospectus Supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of Leases. The CPR assumes that a fraction of the outstanding Lease Pool is prepaid on each Payment Date, which implies that each Lease in the Lease Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Lease Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full.

Weighted Average Lives of the Notes

     The following tables set forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates shown, assuming a CPR of [_]%.

                           PERCENTAGE OF INITIAL NOTE
                          PRINCIPAL BALANCE OUTSTANDING

                                      Notes

                             Prepayment Speed (CPR)

      Payment           0%         2%         4%         6%         8%
        Date
--------------------------------------------------------------------------
      Closing
        Date
--------------------------------------------------------------------------
  Weighted Average
    Life (years)

     The Leases will not have the characteristics assumed above, and there can be no assurance that (i) the Leases will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Notes will be as calculated above. Because the rate of distributions of principal of the Notes will be a result of the actual amortization (including prepayments) of the Leases, which will include Leases that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Notes will differ from those set forth above, even if all of the Leases prepay at the indicated constant prepayment rates.

     The effective yield to Noteholders will depend upon, among other things, the price at which such Notes are purchased, and the amount of and rate at which principal, including both scheduled and Lease Payments thereof, is paid to the Noteholders. See "Special Considerations -- Maturity and Prepayment Considerations" in the Prospectus.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary describes certain terms of each Transaction Document pursuant to which the Asset Pool will be created and the Notes will be issued. For purposes of this Prospectus Supplement, the term "Transaction Document" as used with respect to the Asset Pool means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the Asset Pool, the servicing of the related Lease Receivables and the issuance of the Notes, including, without limitation, the Indenture, pursuant to which any Notes shall be issued. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions in each respective Transaction Document.

Acquisition of the Lease Receivables Pursuant to an Assignment and Servicing Agreement

     On the Closing Date, the Lease Receivables will be acquired by the Seller from the Originator under the Assignment and Servicing Agreement among the Seller, the Originator and the Issuer. Contemporaneously, the Lease Receivables will be transferred by the Seller to the Issuer pursuant to the Assignment and Servicing Agreement. The Leases included in the Asset Pool will be selected from Leases held by the Originator based on the criteria described under "The Leases--Eligible Leases."

     On or prior to the date of issuance of the Notes to the holders of Notes, the Issuer will form the Asset Pool by (i) acquiring Lease Receivables pursuant to the Assignment and Servicing Agreement and (ii) entering into an Indenture with the Trustee, relating to the issuance of the Notes.

Repurchase Obligation

     The Originator will be obligated to repurchase from the Issuer its interest in any Lease transferred to the Issuer or pledged to an Indenture Trustee on behalf of the Noteholders, in which any representation or warranty of the Originator under the Transaction Documents has been breached, if the Noteholders' interest in the Lease is materially affected by the breach, and the breach has not been cured following discovery of such breach (each a "Warranty Lease"). In addition, the Originator may from time to time reacquire certain Leases or substitute other Substitute Leases for such Leases subject to specified conditions set forth in the related Transaction Documents.

         The Indenture Trustee will have possession of the Leases and the documents in the files relating thereto (the "Lease Files") not retained by the Servicer for its servicing purposes, and the Servicer will retain copies of any other documents which relate to the Lease Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Lease Receivable. Prior to transfer of the Lease Receivables to the Issuer, the Servicer will cause its electronic ledger to be marked to show that such Lease Receivables have been transferred to the Seller and then to the Issuer, and the Originator and the Seller will file UCC financing statements reflecting the sale and assignment of the Lease Receivables in certain jurisdictions, as required by the Assignment and Servicing Agreement. See "Certain Legal Aspects of the Lease Receivables" in the Prospectus.

Substitutions

     Pursuant to the Transaction Documents, in addition to Warranty Leases, the Originator will have the option to substitute Eligible Leases for Defaulted Leases, Leases which have undergone modifications or adjustments to the terms of such leases (each an "Adjusted Lease"), and Leases that have prepaid, up to a maximum of [ %] of the aggregate Discounted Lease Balance of the Leases contributed to the pool, provided the following conditions are met:

          (i) At the time of substitution, the substituted Eligible Leases have in the aggregate Discounted Lease Balances of not less than the Discounted Lease Balance of the Leases being replaced;

          (ii) Substitutions by the Originator shall be approximately the same weighted average life of the remaining originally scheduled Lease payments in the pool and shall not extend the final maturity of the pool beyond the original maturity of the initial Leases in the pool.

     Each Substitute Lease shall be a Lease, satisfying certain representations and warranties set forth in the Indenture and the Assignment and Servicing Agreement (a "Substitute Lease") as of the related Substitute Lease Cut-Off Date. In addition, the following conditions must be satisfied:

          (i) as of the related Substitute Lease Cut-Off Date, the Substitute Leases then being transferred have in the aggregate Discounted Lease Balances that are not less than the aggregate of the Discounted Lease Balances of the Leases being replaced; and

          (ii) no substitution shall be permitted if, after giving effect to such substitution, (x) the sum of the Lease Payments on all Leases due in any Remittance Period thereafter would be less than (y) the sum of the Lease Payments which would otherwise be due in such Remittance Period.

[Security Interest]

     The Noteholders will be secured by [the security will be described when the structuring of the transaction is available].

Representations and Warranties of the Originator and the Seller

     [The representation and warranties will be described when the structuring of the transaction is available.]

Indemnification

     [The indemnification provisions will be described when the structuring of the transaction is available.]

The Accounts

     The Servicer will maintain an account (the "Collection Account") in the name of the Indenture Trustee to which all Lease Payments received under each Lease (including any residual proceeds and late charges), any recoveries for Defaulted Leases if not substituted for, proceeds of Casualty Losses and Early Termination Leases, and payments by the Seller in connection with a Warranty Event will be directed within at least two (2) Business Days of receipt by the Servicer, but excluding any Excluded Amounts.

     Amounts exempt from deposit into the Collection Account ("Excluded Amounts"), including (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority; (ii) collections representing reimbursements of insurance premiums or payments for services that were not financed by the Seller; (iii) other non-contract or rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures; and (iv) collections with respect to repurchased Leases.

     [The identity of any other accounts will be described when the structuring of the transaction is available.]

Available Funds

     Available Funds for any Payment Date shall include funds received on or prior to the related Calculation Date, net of any Excluded Amounts, will be available for distribution by the Indenture Trustee on each Payment Date and will include:

          (i) Lease Payments (including residual proceeds and late charges);

          (ii) Servicer Advances;

          (iii) recoveries on Defaulted Leases to the extent the Servicer has not substituted an Eligible Lease for such Defaulted Lease;

          (iv) proceeds from a Casualty Loss or Early Termination Lease;

          (v) proceeds from repurchases by the Seller due to a Warranty Event;
     and

          (vi) proceeds from investment of funds in the Collection Account[;

          (vii) any other items constituting Available Funds will be identified when the structuring of the transaction is available].

Priority of Payments

     On each Payment Date prior to the occurrence and continuance of an Event of Default and acceleration of the Notes or a Restricting Event, Available Funds will be distributed by the Indenture Trustee in the following order of priority:

          (i) [_];

          (ii) [_];

          (iii) [_];

          (iv) [_];

          (v) [_].

     On each Payment Date after the occurrence and during the continuance of an Event of Default or Restricting Event, Available Funds will be distributed by the Indenture Trustee in the following order of priority:

          (i) [_];

          (ii) [_];

          (iii) [_];

          (iv) [_];

          (v) [_];

          (vi) [_];

          (vii) [_];

          (viii) [_].

     Any one or more of the following will be a Restricting Event under the Indenture with respect to the Notes:

          (i) an event of default by the servicer under the Assignment and Servicing Agreement;

          (ii) Events of Default (as defined herein);

          (iii) replacement of the servicer;

Interest

     [Information on the interest payable to Noteholders will be provided in accordance with the structuring of the transaction.]

Principal

     [Information on the principal payable to Noteholders will be provided in accordance with the structuring of the transaction.]

Withholding

     The Indenture Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than DTC, then in the event that the Indenture Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Indenture Trustee shall indicate the amount withheld annually to such Noteholders.

Optional Redemption

     The Servicer will have the option, subject to certain conditions, to redeem all, but not less than all, of the Notes as of any Payment Date on which the aggregate Discounted Lease Balance as of the related Calculation Date is less than or equal to 10 % of the aggregate Discounted Lease Balance as of the Cut-off Date.

The Servicer

     IOS Capital, in its servicing role (the "Servicer") will service the Lease Receivables comprising an Asset Pool pursuant to the Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-Servicers, but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Transaction Documents An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Default by the Servicer under the related Transaction Documents.

Assignment and Servicing Agreement

     The Assignment and Servicing Agreement will further detail the procedures for Lease Payment collections and Equipment remarketing. In general, the Servicer in accordance with the Servicer's policies and procedures will manage, service, administer, collect and enforce the Leases on behalf of the Issuer in accordance with its customary procedures, and shall have full power and authority to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. The Servicer's duties will include collection and posting of all payments, responding to inquiries of obligors regarding the Leases, investigating delinquencies and making required Servicer Advances, remitting payments to the Collection Account in a timely manner, furnishing monthly and annual statements with respect to collections and payments, using commercially reasonable efforts to dispose of any related Equipment that has been pledged to the Indenture Trustee upon the expiration or termination of a Lease, and using its best efforts to maintain the perfected security interest of the Indenture Trustee on behalf of the Noteholders and their respective interests, if any, in the related Equipment to the extent required herein.

Remittance and Other Servicing Procedures

     [Information will be provided in accordance with the structuring of the transaction.]

Servicing Compensation and Payment of Expenses

     For its servicing of the Leases, the Servicer will receive servicing compensation including a monthly fee (the "Servicer Fee") for each Remittance Period (payable on the next succeeding Payment Date) and Servicing Charges.

     The servicing compensation will compensate the Servicer for customary equipment Lease servicing activities to be performed by the Servicer for the Issuer, additional administrative services performed by the Servicer on behalf of the Issuer, and expenses paid by the Servicer on behalf of the Issuer.

     The Servicer, as an independent contractor on behalf of the Issuer for the benefit of the Noteholders, will be responsible for the managing, servicing and administering the Lease Receivables and enforcing and making collections on the Leases and for the enforcing of any security interest in any item of Equipment, all as set forth in the Assignment and Servicing Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Lessees, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee, making advances (each a "Servicer Advance"), providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Issuer in the Equipment and the Leases.

Reports to Noteholders

     On or prior to each Payment Date, the Servicer or the Indenture Trustee, as applicable, will forward or cause to be forwarded to each holder of record of such class of Notes a statement or statements with respect to the Asset Pool setting forth the information specifically described in the Transaction Document (such statements, collectively, the "Servicer Reports") which generally will include the following information:

          (i) the amount of the distribution with respect to each class of Notes;

          (ii) the amount of such distribution allocable to principal;

          (iii) the amount of such distribution allocable to interest;

          (iv) the Asset Pool balance, if applicable, as of the close of business on the last day of the related Remittance Period;

          (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Notes after giving effect to all payments reported under
     (ii) above on such Payment Date;

          (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period; and

          (vii) the amount of the aggregate purchase amounts for Lease Receivables that have been reacquired, if any, for such Remittance Period.

     Each amount set forth pursuant to clauses (i), (ii), (iii) and (v) with respect to the Notes of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Issuer, or the Servicer on behalf of the Issuer, will provide to the Noteholders a statement containing the amounts described in
(ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

     The "Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Calculation Date representing the ratio of (x) the note principal balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Note Principal Balance.

     The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Calculation Date representing the ratio of (x) the aggregate Discounted Lease Balance as of the end of the immediately preceding Remittance Period to (y) the aggregate Discounted Lease Balance as of the Cut-Off Date.

     [In addition, by _______ of each calendar year following any year during which the Notes are outstanding, commencing ________, _____, the Indenture Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.]

Evidence as to Compliance

     The Assignment and Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Indenture Trustee and each Rating Agency dated not later than [_], and annually as of the same month thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Lease Receivables and the Lease Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's certificates delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Lease Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Assignment and Servicing Agreement, that the information contained in the Servicer's certificates does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before [_] of each year, commencing on [_], the Servicer shall deliver to the Indenture Trustee and each Rating Agency a copy of such statement.

     The Assignment and Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Indenture Trustee not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Assignment and Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

     The Assignment and Servicing Agreement will provide that the Servicer, upon request of the Indenture Trustee, will furnish to the Indenture Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.

Certain Matters Relating to the Servicer

     The Assignment and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

Events of Servicing Termination

     [Information will be provided upon the structuring of the transaction.]

[Rights Upon an Event of Servicing Termination]

     [Information will be provided upon the structuring of the transaction.]

Events of Default

     [Information will be provided upon the structuring of the transaction.]

Early Retirement of the Notes

     [Information will be provided upon the structuring of the transaction.]

Amendment

     Each of the Transaction Documents may be amended by the parties thereto, without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Documents or of modifying in any manner the rights of such Noteholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee materially and adversely affect the interests of any such Noteholder. The Transaction Documents may also be amended by the Issuer, the Servicer, and/or the Indenture Trustee, as applicable, with the consent of the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Documents or of modifying in any manner the rights of such Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Lease Receivables or distributions that are required to be made for the benefit of such Noteholders or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of all of the Noteholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the Notes is to be considered only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion herein and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

Treatment of the Notes

     The originators, the seller, the issuer and the Trustee agree, and the Noteholders will agree by their purchase of the Notes, to treat the Notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel to the issuer, is of the opinion that, for federal income tax purposes, (i) the Notes will be treated as indebtedness and (ii) the issuer will not be classified as an association or as a publicly traded partnership taxable as a corporation. See "Material Federal Income Tax Consequences" in the accompanying prospectus.


     If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to Noteholders, and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectable. The indenture trustee, on behalf of the trust, will report to the Noteholders of record and the IRS the amount of interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

Possible Alternative Characterizations of the Notes

     Although, as described above, it is the opinion of tax counsel that for federal income tax purposes the Notes will be characterized as indebtedness, such opinion is not binding on the IRS, and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Notes did not represent debt for federal income tax purposes, Noteholders would likely be treated as owning an interest in a partnership and not an interest in an association, or a publicly traded partnership, taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on such partner's respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deduction for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the servicer, the indenture trustee or the owner trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes.

Discount and Premium

     It is not anticipated that the Notes will be issued with any original issue discount See "Material Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the accompanying prospectus. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- Premium" in the accompanying prospectus.

Sale or Redemption of the Notes

     If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Noteholder's adjusted basis in the note. See "Material Federal Income Tax Consequences -- Sale or Exchange of Notes" in the accompanying prospectus.

Other Matters

     For a discussion of backup withholding and taxation of foreign investors in the Notes, see "Material Federal Income Tax Consequences -- Backup Withholding" in the accompanying prospectus.




State Taxes

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for those persons. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA, including the duty to make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the documents and instruments governing the plan. Under ERISA, any person who exercises any discretionary authority or discretionary control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant).

     In addition to the matters described below, purchasers of Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993). In John Hancock, the Supreme Court rules that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Notes.

     Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

     The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Notes are treated as an equity interest for these purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PCTE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by "in-house asset managers"; and PTCE 84-14, regarding transactions by "qualified professional assets managers". Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by a Department of Labor class exemption.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA, are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

     Any Benefit Plan fiduciary considering the purchase of a Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

     The sale of Notes to a Benefit Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                                     RATINGS

     It is a condition to the issuance of the Notes that the [Class A] Notes be rated [_] by _______ and [_] by _________, and the [Class __ ] Notes be rated [_ ] by ________ and [_] by ______. The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is not assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of prepayments on the return of principal to the Noteholders.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Notes dated [_], the Issuer has agreed to sell and [ ______ ] (the "Underwriter") has agreed to purchase, the Notes. The Issuer is affiliated with IOS Capital.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

     The Underwriter has advised the Issuer that it proposes to offer the Notes purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter, and any profit on the resale of Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act"). Noteholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.

     The Transaction Documents and the Underwriting Agreement provide that the Servicer and Issuer will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

     For further information regarding any offer or sale of the Notes pursuant to this Prospectus Supplement and the Prospectus, see "Underwriting" in the Prospectus.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for the Issuer by Don H. Liu, Esq., General Counsel of the Originator and IKON Office Solutions, the parent company of the Originator, and for the Underwriters by Dewey Ballantine LLP, New York, New York. As of the date of this Prospectus, Mr. Liu is a full-time employee and an officer of IKON Office Solutions and a beneficial owner of shares of common stock of IKON Office Solutions and options to purchase shares of common stock of IKON Office Solutions.

                        INDEX OF PRINCIPAL DEFINED TERMS


                                                                                                 Page
                                                                                                 -----
Additional Lease.............................................................................        25
Adjusted Lease...............................................................................    25, 28
Assignment and Servicing Agreement...........................................................        14
Available Funds..............................................................................        23
Benefit Plan.................................................................................        36
Calculation Date.............................................................................        23
Casualty Loss................................................................................        24
Casualty Payment.............................................................................        24
Collection Account...........................................................................        29
Commission...................................................................................     2, 20
Conditional Prepayment Rate..................................................................        26
CPR..........................................................................................        26
Defaulted Leases.............................................................................        24
Early Termination Lease......................................................................    24, 25
Excluded Amounts.............................................................................        29
IKON.........................................................................................        20
Indenture Trustee Expenses...................................................................        23
Indenture Trustee Fee........................................................................        23
IOS Capital..................................................................................        20
IRA..........................................................................................        36
Leases.......................................................................................        12
Note Factor..................................................................................        32
Noteholders..................................................................................        14
Originator...................................................................................        20
Outstanding Principal Amount.................................................................        25
Percentage Interests.........................................................................        22
Plan Assets Regulation.......................................................................        36
Pool Factor..................................................................................        33
Portfolio Concentration Criteria.............................................................        15
PTCE.........................................................................................        37
Restricting Events...........................................................................        25
Securities Act...............................................................................        38
Servicer.....................................................................................        31
Servicer Advance.............................................................................        32
Servicer Fee.................................................................................        31
Servicer Reports.............................................................................        32
Servicing Officer............................................................................        33
Substitute Lease.............................................................................    25, 28
Supplementary Report.........................................................................        33
Termination Payment..........................................................................        24
Transaction Document.........................................................................        27
Underwriting Agreement.......................................................................        38
Warranty Event...............................................................................        23
Warranty Lease...............................................................................    25, 27

                                    Annex A

             Clearance, Settlement and Tax Documentation Procedures NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

     Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants

     Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

     Trading between Clearstream or Euroclear Participants

     Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Clearstream or Euroclear Participants

     When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser

     Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

..    borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

..    borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

..    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

          (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

     Exemption for Non-U.S. Persons - Form W-8 BEN

     Beneficial owners of global securities that are non-U.S. persons, as defined below, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

     A non-U.S. person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries
- Form W-8BEN

     A non-U.S. person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

     Exemption for U.S. Persons-Form W-9

     U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

     A U.S. person is:

          (1) a citizen or resident of the United States;

          (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

          (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

     A non-U.S. person is any person who is not a U.S. person.

Prospectus
--------------------------------------------------------------------------------

                                                          $2,500,000,000
IKON Receivables Funding, LLC                             Lease-Backed Notes
Issuer                                                    Issuable in Series

--------------------------------------------------------------------------------

From time to time the issuer may sell a series of its notes that--

..    will represent debt obligations solely of the issuer; and

..    will consist of one or more classes on terms to be determined at the time of sale.

The assets backing the notes may consist of any combination of

..    leases;

..    installment sale contracts;

..    rental stream obligations;

..    monies received relating to the leases, agreements, contracts and obligations;

..    funds on deposit in one or more accounts; and

..    one or more forms of credit enhancement.

The terms of your series of notes are described in this prospectus and the accompanying prospectus supplement.

--------------------------------------------------------------------------------

You should read the section entitled "Risk Factors" starting on page 7 of this prospectus and consider these factors before making a decision to invest in the notes.

The notes of each series will be debt solely of the issuer and will be payable only from the pledged assets of the issuer and any credit enhancement for such series.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of such securities.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


           The date of this prospectus is March 7, 2002.

                                Table Of Contents

                                                                                                               Page

Important Information about this  Prospectus and the Accompanying Prospectus Supplement.....................     3
Prospectus Summary..........................................................................................     4
Risk Factors................................................................................................     7
Where You Can Find More Information.........................................................................    11
The Issuer..................................................................................................    12
The Asset Pools.............................................................................................    12
Management's Discussion and Analysis of Financial Condition.................................................    13
Directors and Executive Officers of the Manager of the Issuer...............................................    13
The Leases..................................................................................................    14
Pool Factors................................................................................................    17
Use of Proceeds.............................................................................................    17
The Originator's Leasing Business...........................................................................    17
The Trustee.................................................................................................    20
Description of the Notes....................................................................................    21
Description of the Transaction Documents....................................................................    27
Legal Aspects of the Lease Receivables......................................................................    32
Material Federal Income Tax Consequences....................................................................    35
Ratings.....................................................................................................    39
ERISA Considerations........................................................................................    39
Plan of Distribution........................................................................................    39
Legal Opinions..............................................................................................    40
Experts.....................................................................................................    40
Index Of Terms..............................................................................................    45

                        Important Information about this
              Prospectus and the Accompanying Prospectus Supplement

          If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

          The prospectus supplement for your series of notes will state among other things:

          . the aggregate principal amount, interest rate and authorized denominations of the notes;

          . specific information concerning the characteristics of the lease receivables;

          .    the terms of any credit enhancement with respect to the notes;

          . information concerning any other assets backing the notes, including any reserve fund or other funds;

          .    the final scheduled payment date of the notes;

          . how and when principal is to be paid on the notes on each payment date, the timing of the application of principal and the order of priority of the applications of the principal to the respective classes of such notes;

          .    the federal income tax characterization of the notes;

          .    the terms of any subordination relating to the notes;

          .    the terms of any cross-collateralization relating to the notes;

          . the terms of any redemptions and the related redemption prices relating to the notes;

          .    servicing terms relating to the notes;

          .    the presence of any prefunding feature relating to the notes;

          . the length and terms of any revolving period relating to the notes; and

          .    additional information on the plan of distribution of the notes.

                               Prospectus Summary

..    This summary highlights select information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus and the accompanying prospectus supplement.

..    This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus.

                               Lease-Backed Notes
                               Issuable in Series

Issuer

IKON Receivables Funding, LLC, a Delaware limited liability company.

Originator

IOS Capital, Inc.LLC, a Delaware corporationlimited liability company formerly known as IKONIOS Capital, Inc. and is a wholly-owned subsidiary of IKON Office Solutions, Inc.

Seller

IKON Receivables-2, LLC, a Delaware special purpose limited liability company.

Servicer

The servicer will be IOS Capital unless otherwise specified in the related prospectus supplement.

Trustee

For any series of notes, the trustee named in the related prospectus supplement.

The Notes

..    The notes of each series will be secured solely by office equipment leases or contracts and related assets. The assets will be pledged by the issuer to a trustee under an indenture for the benefit of noteholders of that series.

..    The transaction documents relating to each series of notes will describe the rights of each of the related classes of notes to the funds derived from the related asset pool.

..    The notes are fixed income securities, having a principal balance and a specified interest rate.

..    Each class of notes may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each series or class of notes, or the initial interest rate and the method for determining subsequent changes to the interest rate.

..    A series may include one or more classes of notes which are:

     . stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

     . stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

..    A series of notes may include two or more classes of notes with different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both.

..    A series may provide that distributions of principal or interest or both on any class may be made:

     .    upon the occurrence of specified events;

     .    in accordance with a schedule or formula; or

     . on the basis of collections from designated portions of the related asset pool.

..    Any series may include one or more classes of notes which will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement.

..    A series may include one or more other classes of notes that are senior to one or more other classes of notes in respect of distributions of principal and interest and allocations of losses on the related asset pool.

The Asset Pools

..    As specified in the related prospectus supplement, the pledged pool of assets securing a series of notes may consist of:

     . leases which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations, together with certain monies due on these leases and agreements and related guarantees;

     . interests other than ownership interests in the underlying equipment and related property, together with the proceeds from disposal of the equipment, if any;

     . amounts held in any collection, reserve, prefunding, renewal or other accounts established pursuant to the transaction documents;

     . proceeds and recoveries on insurance policies and the disposition of repossessed equipment;

     .    credit enhancement for an asset pool or any class of notes; and

     .    interest earned on certain short-term investments.

..    If the related prospectus supplement specifies, the trustee may acquire additional leases and equipment during a specified pre-funding period following the issuance of the notes from monies in a pre-funding account.

..    If the related prospectus supplement specifies, the notes may have a revolving period. During a revolving period, the issuer may acquire additional leases and interests in equipment from the proceeds of payments on existing lease payments. The notes may not pay principal during this period.

Payment Date

As described in the related prospectus supplement, the notes will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

Due Period

The calendar month preceding the month in which a payment date occurs is the due period. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of the due period to the trustee prior to the related payment date. The collections may be used to fund payments to noteholders on such payment date or to acquire additional lease receivables.

Record Date

The related prospectus supplement will describe a date preceding the payment date, as of which the issuer or its paying agent will fix the identity of the holders of the notes. Noteholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Registration of Notes

The issuer will initially issue the notes as global notes registered in the name of Cede & Co. as nominee of The Depository Trust Company, or another nominee. Noteholders will not receive definitive notes representing their interests, except in certain limited circumstances described in the related prospectus supplement.

Credit Enhancement

..    As described in the related prospectus supplement, credit enhancement for an asset pool or any class of notes may include any one or more of the following:

     . a policy issued by an insurer specified in the related prospectus supplement;

     .    overcollateralization;

     .    subordination of certain classes of notes;

     .    a reserve account;

     .    an interest rate swap agreement;

     .    letters of credit;

     .    credit or liquidity facilities;

     .    lease renewal payments;

     .    third party payments or other support; and

     .    cash deposits or other similar arrangements.

..    The prospectus supplement will describe any limitations and exclusions from coverage.

Optional or Mandatory Termination

..    Under the circumstances described in this prospectus and the related prospectus supplement, the servicer, the seller, the issuer or other entities may, at their respective options, cause the early retirement of a series of notes at the price or prices indicated in the related prospectus supplement.

.. The related prospectus supplement may describe circumstances under which the issuer, servicer or other entities will be required to retire early all or any portion of a series of notes. An indenture may require these parties to solicit competitive bids for the purchase of the related asset pool or otherwise.

Tax Consequences

For federal income tax purposes, Dewey Ballantine LLP, tax counsel to the issuer, will render an opinion upon issuance of a series of notes that the notes will be characterized as indebtedness and the issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

For additional information concerning the application of federal income tax laws, you should read the section titled "Material Federal Income Tax Consequences" herein.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus and the related prospectus supplement, pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans, may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Ratings

..    The issuer will not issue the notes unless a rating agency rates them in one of the four highest rating categories.

..    You must not assume that the rating agency will not lower, qualify or withdraw its rating.

                                  Risk Factors

You should carefully consider, among other things, the following risk factors before deciding to invest in the notes offered by this prospectus.

You May Not Be Able to Sell Your       There is currently no public market for
Notes                                  the notes. If no public market develops,
                                       you may not be able to sell your notes.
                                       The underwriters expect to make a market in the notes but they are not required to do so. There is no assurance that any market will be created or, if created, will continue.

Prepayments and Related                In the case of notes purchased at a
Reinvestment May Reduce Your           discount, you should consider the risk
Yield                                  that slower than anticipated rates of
                                       prepayments on the leases could result
                                       in an actual yield that is less than the anticipated yield. Conversely, you should consider the risk that in the case of notes purchased at a premium, a faster than the anticipated rate of prepayments could result in an actual yield that is less than the anticipated yield.

                                       Be aware that you bear the risk of
                                       reinvesting unscheduled distributions
                                       resulting from prepayments of the notes.

                                       The rate of payment of principal is
                                       unpredictable because the rate on the
                                       notes will depend on, among other
                                       things, the rate of payment on the
                                       underlying leases. In addition to the
                                       normally scheduled payments on the
                                       leases, payments may come from a number
                                       of different sources, including the
                                       following:

                                       .    prepayments permitted by the
                                            servicer;

                                       .    payments as a result of leases
                                            which are defaulted;

                                       .    payments as a result of leases
                                            accelerated by the servicer;

                                       .    payments due to loss, theft,
                                            destruction or other casualty; and

                                       .    payments upon repurchases by IOS
                                            Capital on account of a breach of
                                            representations and warranties.

                                       Subject to limitations, IOS Capital may
                                       elect to reinvest the proceeds of a
                                       lease which has been partially or fully
                                       repaid or upgraded in one or more
                                       additional leases and to substitute
                                       leases for defaulted, repurchased or
                                       modified or adjusted leases.
                                       Reinvestments and substitutions may
                                       affect the rate or amount of payments on the leases as a whole, the rate at which funds are distributed on the notes and the yield to noteholders.

                                       The rate of early terminations of leases due to prepayments and various non-payments may be influenced by a variety of economic and other factors. For example, adverse economic conditions and natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect prepayments.

No Ownership Interest in the           Neither the issuer nor the trustee for
Equipment; Certain Security            the benefit of noteholders will have any
Interests are Not Perfected and        ownership interest in any equipment,
Other Creditors May Have Rights        including any residual interest in the
to the Equipment                       equipment at the end of the related
                                       lease term. Also, IOS Capital has not
                                       filed and will not file financing
                                       statements to perfect any security
                                       interest it may have in any of the
                                       equipment. Although any security
                                       interest of IOS Capital in the equipment will be assigned by IOS Capital to the seller and by the seller to the issuer, none of IOS Capital, the seller, the issuer nor the trustee will have a perfected security interest in the equipment against lessees. This lack of a perfected security interest in the equipment may result in other creditors of the related lessees acquiring rights in the equipment superior to those of the issuer or the trustee and may adversely affect the ability of the issuer or the trustee on behalf of noteholders to recover any monies on the equipment following a lease default.
                                       This could reduce the funds available to pay the notes. Accordingly, noteholders should not rely on the sale, release or other disposition of any leased equipment for payment on the notes.

State Laws and Other Factors May       State laws impose requirements and
Impede Recovery Efforts and Affect     restrictions on foreclosure sales and
the Ability of the Issuer to Recoup    obtaining deficiency judgments and may
the Full Amount Due on the Leases      prohibit, limit or delay repossession
                                       and sale of equipment to recover losses
                                       on non-performing leases.

                                       Additional factors that may affect the
                                       issuer's ability to recoup the full
                                       amount due on a lease include:

                                            .    the issuer's lack of any
                                                 ownership interest in any of
                                                 the equipment;

                                            .    the issuer's failure to file
                                                 financing statements to
                                                 perfect its security interest
                                                 in equipment against a lessee;

                                            .    depreciation;

                                            .    obsolescence;

                                            .    damage or loss of any item of
                                                 equipment; and

                                            .    the application of federal and
                                                 state bankruptcy and
                                                 insolvency laws.

                                       As a result, the noteholders may be
                                       subject to delays in receiving payments
                                       and losses.

Possession of the Leases by            Any insolvency by the issuer, the
and the Insolvency of the              servicer, the originator or the seller,
Issuer, Originator, Seller or          while in possession of the leases may
Servicer May Result in Reduced         result in competing claims to ownership
or Delayed Payments to                 or security interests in the leases
Noteholders                            which could result in delays in payments
                                       on the notes, losses to the noteholders
                                       or an acceleration of the repayment of
                                       the notes.

Commingling of Funds with IOS          If bankruptcy or reorganization
Capital May Result in Reduced or       proceedings are commenced with respect
Delayed Payments to Noteholders        to the servicer, any funds then held by
                                       the servicer may be unavailable to
                                       noteholders. If those funds are not
                                       transferred to the trustee, as required
                                       by the indenture, payments to
                                       noteholders could be delayed or reduced
                                       if the servicer becomes bankrupt or
                                       insolvent.

Insolvency of IOS Capital or IKON      In some circumstances, a bankruptcy of
Receivables-2, LLC May Reduce          IOS Capital or IKON Receivables-2, LLC
Payments to noteholders.               may reduce payments IOS Capital and IKON
                                       to Noteholders Receivables-2, LLC
                                       believe that each contribution of the
                                       leases should be treated as an absolute
                                       and unconditional assignment.

                                       However, in the event of an
                                       insolvency of IOS Capital or IKON
                                       Receivables-2, LLC, a court or
                                       bankruptcy trustee could attempt
                                       to:

                                           .    recharacterize the
                                                contribution of the related
                                                leases by IOS Capital to IKON
                                                Receivables-2, LLC as a loan
                                                from IKON Receivables-2, LLC
                                                to IOS Capital secured by a
                                                pledge of the leases; or

                                           .    recharacterize the
                                                contribution of the related
                                                leases by IKON Receivables-2,
                                                LLC to the issuer as a loan
                                                from the issuer to IKON
                                                Receivables-2, LLC secured by
                                                a pledge of the leases; or

                                           .    consolidate the assets of the
                                                issuer with those of IOS
                                                Capital because IOS Capital
                                                will indirectly own all of the
                                                membership interests in the
                                                issuer; or

                                           .    consolidate the assets of the
                                                issuer with those of IKON
                                                Receivables-2, LLC because
                                                IKON Receivables-2, LLC will
                                                own all of the membership
                                                interests in the issuer.

                                       If either recharacterization or
                                       consolidation were successful, the
                                       bankruptcy trustee could repudiate any
                                       leases that are considered to be
                                       operating leases for bankruptcy law
                                       purposes and all obligations relating to such operating leases. An attempt to recharacterize the transactions, even if unsuccessful, could result in delays in payments to you. If either attempt were successful, the notes would be accelerated, and the trustee's recovery on your behalf could be limited to the then current value of the leases or the underlying equipment. Consequently, you could lose the right to future payments and you may not receive your anticipated principal and interest on the notes.

                                       Although IOS Capital and IKON
                                       Receivables-2, LLC both believe that the contribution of the leases should be treated as an absolute and unconditional assignment, for accounting purposes, the leases will be treated as assets of IOS Capital on the tax return of its consolidated group and, for tax purposes, no such assignment will be recognized. This treatment of the assets might increase the risk of recharacterization of the transfer to the issuer as a financing.

Transfer of Servicing May              If IOS Capital were to cease servicing
Delay Payments to Noteholders          the leases, delays in processing
                                       payments on the leases and information
                                       regarding lease payments could occur.
                                       This could delay payments to the
                                       noteholders.

Default or Insolvency of               If lessees default on the leases, lease
Lessees May Reduce Payments to         payments will decrease and funds
Noteholders                            available for payment to you will be
                                       reduced.

No Recourse Against Affiliates         There is no recourse against any
of the Issuer                          affiliates of the issuer. The notes
                                       Issuer represent debt of the issuer
                                       payable solely from the related asset
                                       pool and any applicable credit
                                       enhancement. If the lease payments, any
                                       other assets pledged to secure the notes and any applicable credit enhancement are insufficient to pay the notes in full, you have no rights to obtain payment from IOS Capital or any of its affiliates other than the issuer. The issuer is a limited liability company with limited assets.

Losses and Delinquencies on the        We cannot guarantee that the
Leases May Differ From the             delinquency and loss levels of
Originator's Historical Loss and       leases in the asset pools will
Delinquency Levels                     correspond to the historical levels
                                       the originator experienced on its
                                       equipment lease portfolio. There is
                                       a risk that delinquencies and
                                       losses could increase or decline
                                       significantly for various reasons
                                       including:

                                           .    changes in the federal income
                                                tax laws; or

                                           .    changes in the local, regional
                                                or national economies.

The Addition and Substitution of       If a significant number of leases are
Leases May Adversely Affect            added or replaced, this could affect the
Cashflow and May Decrease the Yield    rate at which funds are distributed on
on the Notes                           the notes and decrease the yield to
                                       noteholders. The transaction documents
                                       will permit IOS Capital under certain
                                       circumstances, to substitute or add
                                       qualifying leases. The addition or
                                       substitution of leases may include
                                       leases that have different payment due
                                       dates, installment amounts and maturity
                                       dates than the existing or substituted
                                       leases.

                                       IOS Capital may only add or substitute
                                       leases that meet qualifying
                                       characteristics and conditions. The
                                       ability of IOS Capital to acquire such
                                       leases depends upon its ability to
                                       originate enough leases that meet the
                                       specified eligibility criteria. This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally. The addition or substitution of leases could increase the geographic, equipment or other concentrations of the related asset pool. Consequently, any adverse economic or social factors that particularly affect a particular geographic area, certain types of equipment or other concentrations of leases in the related asset pool may adversely affect the performance of the asset pool, which, in turn, could affect the rating of the notes.

Technological Obsolescence of          If technological advances relating to
Equipment May Reduce Value of          office equipment cause leased equipment
Collateral                             to become obsolete, the value of the
                                       equipment will decrease. This will
                                       reduce the amount of monies recoverable
                                       should the equipment be sold following a lease default and you may not recover the full amount due on your notes.

                       Where You Can Find More Information

          The issuer or the servicer will file with the SEC all required annual, quarterly and special reports, proxy statements and other information about the notes. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office           Chicago Regional Office
     233 Broadway                       Citicorp Center
     New York, NY  10048                500 West Madison Street, Suite 1400
                                        Chicago, Illinois 60661

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web tsite at http://www.sec.gov.

          The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf the issuer until we terminate our offering of the notes.

          We filed a registration statement relating to the notes with the SEC. This Prospectus is part of the registration statement but the registration statement includes additional information. As a recipient of this Prospectus, you may request a copy of the registration statement and any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:


                              IOS Capital, LLC
                              Attn: Harry Kozee
                              1738 Bass Road
                              P.O. Box 9115
                              Macon, GA 31208
                              (912) 471-2300


          You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying Prospectus Supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus or the accompanying Prospectus Supplement.

          You can find a listing of the pages where capitalized terms are defined under "Index of Terms" beginning on page 45 in this Prospectus.

                                   The Issuer

          IKON Receivables Funding, LLC (the "Issuer") is a Delaware limited liability company all of the membership interests in which will be held by IKON Receivables-2, LLC, a special purpose Delaware limited liability company (the "Seller"). All of the membership interests in the Seller are, in turn, held by IOS Capital, LLC ("IOS Capital" " or the "Originator"). The Issuer was formed on October 9, 2001. The Issuer was organized for the limited purpose of engaging in the transactions described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes and is restricted by its organizational documents and certain agreements from engaging in other activities. In addition, its organizational documents and certain agreements require it to operate in a manner such that it should not be consolidated in the bankruptcy estate of the Originator or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 1738 Bass Road, Macon, Georgia 31208.


          The Issuer will from time to time sell a series of Notes consisting of one or more classes on terms to be determined at the time of sale and described in a related Prospectus Supplement. The Notes of each series will be secured solely by the related Asset Pool (as defined herein). The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Asset Pools. The servicer of any Asset Pool relating to any series of Notes may be IOS Capital or another affiliate of the Issuer (IOS Capital or such other servicer, in its capacity as servicer, the "Servicer").

          Because the Issuer has no operating history and will not engage in any business other than activities incidental to the acquisition of each Asset Pool (including asset pools relating to each series of notes) and the issuance of the Notes (including the issuance of various series of Notes), no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Issuer have been included herein, but such financial information may be included in the Prospectus Supplement with respect to subsequent series of Notes as such financial information becomes available.

          The Issuer will pledge its interests in an Asset Pool to a Trustee in respect of the related series of Notes pursuant to an Indenture between the Issuer and such Trustee.

          The balance sheet of the Issuer at March 5, 2002 is attached as
Exhibit 1 hereto.

                                 The Asset Pools

          The Notes of each series will be secured by a segregated pool of equipment leases or contracts and related assets (an "Asset Pool"). The property comprising each Asset Pool may include (i) a pool of leases, which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations (each, a "Lease") and may include certain renewal payments thereunder, (ii) certain monies due under the Leases on or after a specified date (the "Cut-off Date"), (iii) monies held from time to time in one or more accounts established and maintained pursuant to the related Transaction Documents (as defined herein), (iv) a security interest in the Seller's interests in the underlying equipment and related property relating to such pool of Leases (such equipment and related property, the "Equipment"), (v) the rights of the Issuer under any interest rate swap agreement relating to the Asset Pool, (vi) the rights of the Issuer under the Assignment and Servicing Agreement (as defined herein) relating to the Asset Pool, and (vii) investment earnings on certain accounts created under the related Indenture. The Leases, including the Issuer's security interest in the underlying equipment and other property relating to the Leases, in an Asset Pool are referred to as the "Lease Receivables."

          The Issuer will not have and the Asset Pools will not include any residual interest in any Equipment after the related Lease has been paid in full.

          The Equipment generally will be limited to personal property which is leased or financed by the Originator to lessees (each a "Lessee" and, collectively, "Lessees") pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default.

          The Lease Receivables will be acquired by the Seller from the Originator under an Assignment and Servicing Agreement among the Seller, the Originator and the Issuer (the "Assignment and Servicing Agreement"). Contemporaneously, the Lease Receivables will be transferred by the Seller to the Issuer pursuant to the Assignment and Servicing Agreement. The Leases included in an Asset Pool will be selected from Leases held by the Originator based on the criteria described under "The Leases--Eligible Leases."

          On or prior to the date of issuance of the Notes of any series to the holders of Notes, the Issuer will form an Asset Pool by (i) acquiring Lease Receivables pursuant to the related Assignment and Servicing Agreement and (ii) entering into an Indenture with the Trustee, relating to the issuance of the Notes.

          The Leases in each Asset Pool will have been originated by the Originator or acquired by the Originator in accordance with the Originator's specified underwriting criteria. The material underwriting criteria applicable to the Leases are described under "Originator's Leasing Business."

           Management's Discussion and Analysis of Financial Condition

          As of the date of this Prospectus, the Issuer has no operating history. The net proceeds of the sale of the Notes of each series will be used to fund any applicable reserve or other accounts and to make distributions to the owner of the Issuer. See "Use of Proceeds." The Issuer is prohibited by its Limited Liability Company Agreement from engaging in business other than (i) the purchase of equipment leases and Lease Receivables from IOS Capital and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The Issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by its Limited Liability Company Agreement to only such activities that relate to the Lease Receivables.

          Directors and Executive Officers of the Manager of the Issuer

          The following table sets forth the executive officers and directors of, the manager of the Issuer ("Manager"), and their ages and positions as of October 1, 2001. Because the Issuer is organized as a special purpose company and will be largely passive, it is expected that the officers and directors of the Manager will participate in the management of the Issuer only to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by the Servicer.

--------------------------------------------------------------------------------
Name                  Age    Position
--------------------------------------------------------------------------------

Russell Slack          44    President & Director

Harry Kozee            46    Chief Financial Officer, Vice President & Director

J. F. Quinn            46    Vice President, Treasurer & Director




Don H. Liu             40    Secretary

Dominic Liberatore     39    Assistant Secretary

          Russell S. Slack has served as President and Director of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Slack has served as the President of IOS Capital, since 1999. Mr. Slack joined IOS Capital in 1996. Prior to Mr. Slack's appointment as President of IOS Capital, Mr. Slack served as the Director of Portfolio Quality. Prior to joining IOS Capital, Mr. Slack was an Assistant Vice President for Citicorp from 1993 through 1996. Prior to joining Citicorp, Mr. Slack spent approximately 11 years in the leasing and financial services industry.

          Harry Kozee has served as Chief Financial Officer, Vice President and Director of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Kozee has served as Vice President-Finance of IOS Capital, since 1993. Mr. Kozee joined IOS Capital in 1991 and was promoted to Controller in 1992. Prior to joining IOS Capital, Mr. Kozee spent 15 years in auditing and in the financial services industry.

          J.F. Quinn has served as Vice President, Treasurer and Director of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Quinn has served as Treasurer of IKON Office Solutions, Inc. from November 1997 to the present. Prior to assuming his current position, Mr. Quinn served as Assistant Treasurer from January 1996 through November 1997 and Manager, Foreign Exchange and Cash Management from June 1994 through January 1996. Before joining IKON Office Solutions, Mr. Quinn served as Manager, Foreign Exchange for ARCO Chemical Company, Manager, Financial Services for the Columbia Gas System, Inc. and Supervising Senior Auditor for Peat, Marwick, Mitchell & Co.




          Don H. Liu has served as Secretary of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Liu serves as Senior Vice President, General Counsel, Secretary and Chair of the Diversity Council at IKON Office Solutions, Inc. Prior to joining IKON Office Solutions in March of 1999, he was Vice President and Deputy Chief Legal Officer at Aetna U. S. Healthcare from 1992-1999. Before joining Aetna U.S. Healthcare, Mr. Liu practiced law in New York City in the areas of mergers and acquisitions and general corporate law.


          Dominic A. Liberatore has served as Assistant Secretary of IKON Receivables Funding, Inc. since being elected on January 1, 2000. Mr. Liberatore serves as Chief Counsel of Leasing for IKON Office Solutions, Inc.. Mr. Liberatore joined IKON Office Solutions, Inc. in September of 1999. Prior to joining IKON Office Solutions, Mr. Liberatore was Counsel to Copelco Financial Services Group, Inc. from 1995 through 1999. Before joining Copelco Financial Services Group, Inc., Mr. Liberatore spent 9 years practicing law in the areas of finance, leasing and general corporate law.

          The Lease Information with respect to the Lease Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including the composition of such Lease Receivables and the distribution of such Lease Receivables by equipment type, payment frequency and Discounted Present Value of the Leases (as defined herein) as of the applicable Cut-Off Date. As of the date of issuance of the Notes of any series, no more than 5% of the Lease Receivables in the related Asset Pool (as measured by Discounted Present Value of the Leases) will deviate from the characteristics of the Lease Receivables described in the related Prospectus Supplement.


                                   The Leases


Eligible Leases

          All Leases have been originated or acquired in the ordinary course of the Originator's business and comply with the Originator's credit and collections policies. In addition, the following eligibility requirements apply or will apply to all Leases on or prior to the related Cut-Off Date (collectively, "Eligible Leases"):

          (i) The Leases are valid and enforceable, and unconditionally obligate the Lessee to make periodic Lease Payments (as defined herein) (including taxes);

          (ii) The Leases are noncancellable by the Lessee and do not contain early termination options (except for Leases which contain early termination or prepayment clauses that require the Lessee to pay all remaining scheduled payments under such Lease upon early termination or prepayment);

          (iii) All payments payable under the Leases are absolute, unconditional obligations of the Lessees;

          (iv) All of the Leases require the Lessee or a third party to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

          (v) The Leases do not materially violate any U.S. or state laws;

          (vi) In the event of a Casualty (as defined herein), the Lessee is required to pay at a minimum the outstanding principal or net book value of the Leases and any applicable make-whole premium;

          (vii) The Leases have been transferred to the Issuer free and clear of any liens and are assignable without prior written consent of the Lessee;

          (viii) The Leases are U.S. dollar-denominated and the lessor and each Lessee are located in the United States;

          (ix) The Lease is not a consumer lease;

          (x) No more than three percent (3%) of the Leases in any Asset Pool will consist of Leases with government entities as the obligor;

          (xi) The Lease is not subject to any guaranty by the Lessor or Originator but may be subject to the guaranty of others;

          (xii) No adverse selection was used in selecting the Lease for transfer to the Issuer;

          (xiii) The Lessee has represented to the Originator that it has accepted the Equipment;

          (xiv) The Lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

          (xv) The Leases are not Non-Performing Leases (as defined herein); and

          (xvi) Each Lease is not more than 62 days past due at time of transfer to the Issuer.

Accounting Characteristics

          The Leases consist of finance leases for accounting purposes. In a finance lease, the lessor transfers substantially all benefits and risks of ownership of the underlying equipment to the lessee. In accordance with Statement of Financial Accounting Standards No. 13, a lease is classified as a finance lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria: (1) the lease transfers title and ownership of the equipment to the lessee by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the lease term at inception is at least 75% of the estimated life of the equipment; or (4) the present value of the minimum lease payments is at least 90% of the fair market value of the equipment at inception of the lease.

          Although the Leases are finance leases for accounting purposes, some or all of the Leases may be considered operating or non-finance leases for tax, bankruptcy law or other purposes.

Discounted Present Value

          The discounted present value of the Leases (the "Discounted Present Value of the Leases"), at any given time, will equal the future remaining scheduled payments (not including delinquent amounts, excess copy charges and maintenance charges) from the Leases (including Non-Performing Leases), discounted at the rate specified in the related Prospectus Supplement (the "Discount Rate"). The discounted present value of the Performing Leases (the "Discounted Present Value of the Performing Leases") equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the Non-Performing Leases (not including delinquent amounts and maintenance charges), discounted at the Discount Rate. The Discounted Present Value of the Leases in respect of each Asset Pool as of the initial Cut-Off Date, calculated at the Discount Rate, will be specified in the related Prospectus Supplement.

          In connection with all calculations required to be made pursuant to an Indenture or an Assignment and Servicing Agreement with respect to the determination of the Discounted Present Value of the Leases at any given time, it will be assumed that:

          (i) Lease Payments are due on the last day of the period from and including the first day of each calendar month to and including the last day of the calendar month immediately preceding the related Payment Date;

          (ii) Lease Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

          (iii) Lease Payments are discounted to the last day of the calendar month prior to the relevant calculation date.

     In addition, each Indenture and Assignment and Servicing Agreement will provide that any calculation of future remaining scheduled payments made on or with respect to any date will be calculated after giving effect to any payments received prior to the date of that calculation to the extent such payments relate to scheduled payments due and payable with respect to the related Due Period (as defined herein) and all prior Due Periods.

Delinquencies and Gross Losses

          Information relating to the Originator's delinquency and gross loss experience with respect to leases it has originated or acquired will be set forth in the related Prospectus Supplement. This information may include, among other things, the experience with respect to all leases in the Originator's portfolio during specified periods, including leases not included in any Asset Pool and leases which may not meet the criteria for selection as a Lease Receivable for an Asset Pool. There can be no assurance that the delinquency, repossession and net loss experience on any Asset Pool will be comparable to the Originator's prior experience.

Maturity and Prepayment Considerations

          If a Lease permits a prepayment, the amount of the prepayment, together with accelerated payments resulting from defaults, will, subject to the use of those monies to acquire additional or substituted leases pursuant to the terms of the applicable Transaction Documents, shorten the weighted average life of the pool of Lease Receivables and the weighted average life of the Notes. The rate of prepayments on the Lease Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Originator will be obligated to reacquire Lease Receivables from the Issuer pursuant to the applicable Transaction Documents as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the Notes, which results from prepayments, will be borne entirely by the Noteholders.

Acquisition of Lease Receivables

          The Lease Receivables underlying the Notes will be acquired pursuant to an Assignment and Servicing Agreement (i) by the Seller from the Originator and (ii) by the Issuer from the Seller.

          The Issuer expects that each Lease Receivable so acquired will have been originated or acquired by the Originator in accordance with the underwriting criteria specified herein and sold to the Seller. See "The Originator's Leasing Business - Credit Policies and Loss Experience" herein. Pursuant to the Assignment and Servicing Agreement, the Originator will make certain representations and warranties to the Seller in respect of the related Lease Receivables and the benefit of such representations and warranties will be assigned to the Issuer pursuant to the Assignment and Servicing Agreement. The Issuer will assign all its rights under the Assignment and Servicing Agreement to the Trustee for the benefit of the Noteholders with the result that the Originator will be liable to the Issuer and the Trustee for defective or missing documents or an uncured breach of the Originator's representations or warranties.

                                  Pool Factors

          A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the original outstanding principal amount of such Noteholder's Notes and (ii) the applicable Pool Factor. The "Pool Factor" for each Class of Notes will be a seven-digit decimal, which the Servicer will compute on each determination date prior to each distribution with respect to such Class of Notes, indicating the remaining outstanding principal balance of such Class of Notes as of the applicable payment date (the "Payment Date"), as a fraction of the initial outstanding principal balance of such Class of Notes. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes.

          The Noteholders of record will receive reports on or about each Payment Date concerning the payments received on the Lease Receivables, the balance of Leases in the Asset Pool, the Pool Factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 Use of Proceeds

          The net proceeds from the sale of the Notes of each series will be used to fund any applicable reserve or other accounts and to make distributions by the Issuer to the Seller and by the Seller to the Originator.

                        The Originator's Leasing Business

          The Originator, formerly known as IOS Capital, Inc., was formed in 1987 to provide lease financing to customers of IKON Office Solutions, Inc. ("IKON Office Solutions"). On December 31, 2001 the name of the Originator was changed to IOS Capital, LLC and the Originator was converted from a Delaware corporation to a Delaware limited liability company. The Originator is a wholly-owned subsidiary of IKON Office Solutions. The Originator's corporate headquarters are located at 1738 Bass Road, Macon, Georgia 31210. The Originator's securities are registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Originator is subject to the reporting requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Originator filed an Annual Report on Form 10-K for the fiscal year ended September 30, 2001 on December 24, 2001. Also, the Originator filed a 10-Q for the fiscal quarter ended December 31, 2001 on February 14, 2002. A copy of the reports, including the exhibits thereto, are available to the public on the SEC's web site at http://www.sec.gov. Requests for copies or other information should be directed to IOS Capital, LLC, 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31210, Attn: Harry Kozee.

          IKON Office Solutions is a public company headquartered in Malvern, Pennsylvania operating a large network of independent copier and office equipment marketplaces in North America and the United Kingdom. IKON Office Solutions has over 900 locations in the United States, Canada, the United Kingdom, Germany, France,

          Denmark and Mexico. IKON Office Solutions also provides equipment services and supplies, outsourcing and imaging services, such as mailroom and copy center management, specialized document copying services and electronic imaging and file conversion. IKON Office Solutions also offers network consulting and design, hardware and software product interfaces, computer networking, technology training and software solutions for the networked office environment. IKON Office Solutions' fiscal 2001 gross revenues were $5.3 billion.

          The Originator is engaged in the business of arranging lease financing for office equipment marketed by members of IKON Office Solutions' independent dealer network ("IKON Marketplaces"), which sell and service copier equipment and facsimile machines. The ability to offer lease financing on this equipment through the Originator is considered a competitive marketing advantage which more closely ties IKON Office Solutions to its customer base. During the 2001 fiscal year, 75% of new equipment sold by IKON marketplaces was financed through the Originator. The Originator and IKON Office Solutions will seek to increase this percentage in the future, as leasing enhances the overall profit margin on equipment and is considered an important customer retention strategy. For the fiscal years ended September 30, 2001 and 2000, the Originator's operating revenues totaled approximately $377.4 million and $358.4 million respectively, with net income of approximately $84.7 million and $79.4 million, respectively.

          The equipment financed by the Originator consists of copiers, facsimile machines, and related accessories and peripheral equipment, the majority of which are produced by major office equipment manufacturers. Currently 20% of the equipment financed by the Originator represents analog copiers, 63% digital copiers, 12% color copiers, 2% facsimile machines, and 3% other equipment. Although equipment models vary, IKON Office Solutions is increasingly focusing its marketing efforts on the sale of higher segment equipment, such as copiers which produce 50 or more impressions per minute.

          The Originator's customer base (which consists of the end users of the equipment) is widely dispersed, with the ten largest customers representing less than 3% of the Originator's total lease portfolio as of September 30, 2001. The typical new lease financed by the Originator during fiscal year 2001 averaged $19,000 in amount and 51 months in duration. Although 96% of the leases in the Originator's total lease portfolio as of September 30, 2001 are scheduled for regular monthly payments, customers are also offered quarterly, semi-annual and other customized payment terms. In connection with its leasing activities, the Originator performs billing, collection, property and sales tax filings, and provides quotes on equipment upgrades and lease-end notification. The Originator also provides certain financial reporting services to the IKON marketplaces, such as a monthly report of marketplace increases in leasing activity and related statistics.


Types of Leases

          The lease portfolio of the Originator consists of direct financing leases and funded leases, although the Leases to be included in any Asset Pool will consist solely of direct financing leases. Funded leases are contractual obligations between IKON Office Solutions and IKON Marketplaces which have been financed by the Originator. Direct financing leases are contractual obligations between the Originator and the IKON Office Solutions customer and represent the majority of the Originator's lease portfolio.

          Funded leases and direct financing leases are structured as either tax leases (from the Originator's perspective) or conditional sales contracts, depending on the customer's needs. The customer decides which of the two structures it desires. Under either structure, the total cost of the equipment to the customer is substantially the same (assuming the exercise of the purchase option).

          Tax leases represented 97% of the Originator's total lease portfolio as of September 30, 2000.2001. The Originator is considered to be the owner of the equipment for tax purposes during the life of these leases and receives the tax benefit associated with equipment depreciation. Tax leases are structured with a fair market value purchase option. Generally, the customer may return the equipment, continue to rent the equipment or purchase the equipment for its fair market value at the end of the lease.

          Each tax lease has an assumed equipment residual value generally ranging from 0% to 25% of original retail price, depending on model and term. Although an Asset Pool may include tax leases with residual values, such residual values will not be available for the benefit of the Noteholders of such Asset Pool.

          Conditional sale contracts account for the remaining 3% of the total leases in the Originator's portfolio. Under these arrangements, the customer is considered to be the owner of the equipment for tax purposes and is entitled to receive any tax benefit associated with equipment depreciation. Each conditional sales contract has an assumed residual value of 0%. Conditional sales contracts are customarily structured with higher monthly lease payments than the tax leases and have a $1 purchase option for the equipment at the end of the lease term. Although the customer has the option of returning or continuing to rent the equipment at lease-end, the customer almost always exercises the $1 purchase option at the end of the lease term.

Credit Policies and Loss Experience

          General. Prior to January 1998, IKON Office Solutions maintained a decentralized credit policy. Each IKON marketplace was responsible for developing and maintaining a credit policy that governed credit practices and procedures. The policies contained minimum credit standards. Credit authority levels were established and maintained locally with ultimate authority vested in the district presidents and district CFOs. The Originator provided credit assistance through the support of an automated front-end lease application tracking system ("CLAS").

          Beginning in January 1998, IKON Office Solutions centralized its credit policy. IKON Office Solutions' National Risk Management Policy established minimum standards for all IKON Office Solutions leasing transactions and vested all credit authority with the Originator. The policy uses a tiered approach incorporating analyst reviews and credit scoring based on customer exposure.

          Origination. Lease packages are assembled by an IKON Office Solutions sales representative and submitted to its respective IKON marketplace or district processing center. The IKON marketplace and/or district have the responsibility to review for accuracy and completeness prior to submission to the Originator for funding. The marketplace and/or district administration staff enter the lease applications into the CLAS program. The CLAS program provides both the credit processing and lease administration module. When applications have completed both modules, the documents have been reviewed and the invoice has been prepared, the marketplace and/or district administration staff forward the leasing package for funding review and transmit the CLAS application to the Originator.

          The Originator reviews all documents for completion, accuracy and compliance. Any changes to the original document must be approved by the Originator's contract and documentation review specialists. Each application is checked for credit approval based on a comprehensive risk management policy. When the transaction has completed final review the CLAS application is updated and uploaded to the mainframe for activation, funding and invoicing.

          Credit Processing. The Originator's credit process is segmented by transaction size and approval authority. The "High Risk Review List" lists industries or customers which are considered volatile and require special attention. Guidelines are also established for automatic approvals which require minimal information.

          The IKON Office Solutions approval process is tiered based upon customer exposure. Requests less than $50,000 use the CLAS credit scorecard for approval. Credit scoring for smaller balance exposures provides the Originator with the ability to adjust risk scores system-wide and monitor performance. Exposures of $50,000 to $250,000 rely on the expertise of the Originator's credit staff in analyzing and verifying information regarding bank relationships, trade references, D&B Business Information Reports, and financial statements and/or tax returns. Exposures of more than $250,000 benefit from the combined resources of the districts and the Originator, while maintaining local ownership of the customer. Ideally, the process will be transparent to the customer yet provide the necessary and timely information required to understand the risk factors of the exposure and those in the portfolio.

          Based upon the segmented approach, the following approval authorities have been established:


          . Customer Service Professional and/or Customer Service Professional Manager Dun & Bradstreet rated according to a decision matrix; up to $50,000; no override authority.

          .    Business Credit Analysts Up to high risk transactions.

          . Senior Credit Analysts Single signature for exposure up to $1 million; dual signature for exposure up to $2 million.

          . Director of Portfolio Quality & National Credit Coordinator Single signature for exposure up to $2 million; dual signature for exposure up to $5 million.

          .    Corporate Exposure in excess of $5 million.


          Challenges to the recommendations of the Originator's credit analysts will be the responsibility of the IKON Office Solutions district presidents. In the event the analyst does not agree with the actions recommended by the IKON Office Solutions district, the Originator senior management will be requested to intervene. Sole credit authority remains with the Originator, not IKON Office Solutions. The requirements for the above approval categories for exposures under $250,000 may be overridden with approval of a Senior Credit Analyst, National Credit Coordinator, Director of Portfolio Quality or President of the Originator. Justifications will be entered into CLAS.

          Collections. Accounts for collection are selected by management using a computer system and pre-determined assignment logic. Collectors have a system queue that is regenerated each night, and accounts queue on line. Between 15 and 45 days past due, depending on contract balance, all accounts are contacted via telephone, letter or both. These initial contacts are designed as reminders to facilitate payments. After 45 days, collection calls continue with increasing intensity. If a dispute or equipment allegation is made, the servicer of the equipment in notified, but collection efforts, both verbal and written, continue. By 60 days past due, any guarantor is contacted. Between 61 and 90 days past due calls and letters continue, and escalation to higher levels is pursued. The customer contact at this point will be with a controller or vice president. Collection supervisors monitor the progress and ask for definitive plans to resolve any outstanding issues. At 90 days past due, the customer is notified of possible repossession of the equipment. Accelerated demand letters, explaining the contract terms, are sent shortly thereafter. A formal notice of repossession is generally sent at 105 days past due. Through monthly delinquency review meetings, collection strategies are discussed and then implemented. Chargebacks are recognized in accordance with Originator's national risk management policy which requires charge offs between 120 and 180 days contractually past due. Any time during the handling of the account, a collector can accelerate the process if the situation warrants. All collection activity is documented through on line notation, which includes a record of letters sent. Quality contracts, queue status and other statistics are tracked and reviewed weekly to assure compliance and effectiveness.

          Delinquency and Loss Experience. Historical delinquency information for leases not charged off and loss information for leases owned and included in IOS Capital's servicing portfolio will be set forth in each Prospectus Supplement. See "The Leases--Delinquencies and Gross Losses".

                                   The Trustee

          The Trustee for a series of Notes will be identified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Notes will be limited solely to the express obligations of the Trustee set forth in the Indenture. The Originator and its affiliates may from time to time enter into normal banking and Trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate Trustee under the Indenture. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and such separate Trustee or co-Trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

          No resignation or removal of the Trustee and no appointment of a successor Trustee will become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign at any time by giving written notice thereof to the Issuer and the Servicer and by mailing notice of resignation by first-class mail, postage prepaid, to the Noteholders of such series at their addresses appearing on the security register. The Trustee may be removed at any time by written notice of the holders of Notes evidencing more than 66% of the voting rights thereof, delivered to the Trustee and the Issuer. If the Trustee resigns, is removed, or becomes incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer must promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Issuer or the Noteholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          The Trustee will make no representations as to the validity or sufficiency of the Assignment and Servicing Agreement, the Notes (other than the authentication thereof) or of any Lease Receivable or related document and will not be accountable for the use or application by the Servicer or the Issuer of any funds paid to the Issuer in consideration of the sale of any Notes. If no Servicer Events of Default (as defined herein) have occurred, then the Trustee will be required to perform only those duties specifically required of it under the Assignment and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Assignment and Servicing Agreement.

          No recourse is available based on any provision of the Assignment and Servicing Agreement, the Notes or any Lease Receivable or assignment thereof against the Trustee, in its individual capacity, and the Trustee will not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Servicer or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own gross negligence or willful misconduct.

          The Trustee will be entitled to receive (a) reasonable compensation for its services, (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of performance of its duties thereunder.

                            Description of the Notes

General

          Each series of the Notes will be issued pursuant to an Indenture. The following summaries (together with additional summaries under "Description of the Transaction Documents" below) describe all material terms and provisions of the Notes. The summaries do not contain all the terms of the Notes and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Transaction Documents and the Notes.

          All of the Notes offered by this Prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each a "Rating Agency" and, collectively, the "Rating Agencies").

          The Notes will generally be styled as debt instruments, having a principal balance and a specified floating or fixed interest rate. The Notes of each series will represent debt secured by an Asset Pool comprised primarily of the Lease Receivables described in the related Prospectus Supplement.

General Payment Terms of Notes

          As provided in the related Transaction Documents, Noteholders will be entitled to receive payments on their Notes on the specified Payment Dates or on the next day that is not a Saturday, Sunday or other day on which commercial banking institutions located in the city or cities where the Corporate Trust Office of the Trustee and the Servicer (and, if applicable, any credit enhancement provider) are located are authorized or obligated by law or executive order to be closed (each a "Business Day").

          Neither the Notes nor the underlying Lease Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Issuer, the Servicer, the Seller, any Trustee or any of their respective affiliates.

Collections

          The following funds will be deposited into the Collection Account (as defined below):

          (a)  Lease Payments;

          (b) recoveries from Non-Performing Leases (as defined below) to the extent the Originator has not substituted Substitute Leases (as defined below) for such Non-Performing Leases;

          (c) late charges received on delinquent Lease Payments not advanced by the Servicer;

          (d) proceeds from purchases of Leases by the Originator as a result of breaches of representations and warranties to the extent the Originator has not substituted Substitute Leases for such Leases;

          (e) any amounts due to the Issuer from the applicable counterparty under any interest rate swap agreement related to any series;

          (f) proceeds from investment of funds in the Collection Account and any other applicable Transaction Account (as defined below);

          (g)  Casualty Payments;

          (h)  Retainable Deposits (each as defined below);

          (i)  Servicer Advances (as defined below, if any);

          (j) Termination Payments (as defined below), to the extent the Issuer does not reinvest such Termination Payments in Additional Leases; and

          (k) proceeds received to effect a redemption of the Notes pursuant to the Indenture.

          The foregoing funds on deposit in the Collection Account on each determination date relating to a Payment Date, excluding Lease Payments not due during the preceding calendar month (a "Due Period") or any prior Due Period, together with any funds deposited into the Collection Account from any Reserve Account as described below under "Distributions," will constitute available funds ("Available Funds"). Available Funds do not include cash flows realized from the sale or release of Equipment following the expiration date of the related Lease other than Equipment subject to Non-Performing Leases (as defined below) that have not been replaced.

          The Servicer must deposit the funds referred to in clauses (a) through
(d), (f) and (i) above into the Collection Account within two Business Days of receipt thereof by the Servicer. The funds referred to in clauses (e), (g), (h) and (j) above are to be deposited into the Collection Account on or prior to the related Payment Date.

          A "Lease Payment" is the equipment financing portion of each fixed periodic rental payment payable by a Lessee under a Lease. Casualty Payments, Retainable Deposits, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of such Lease, security deposits, payments becoming due before each Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance or other specific charges such as excess copy charges are not Lease Payments. To the extent applicable with respect to a series of Notes, Lease Payments may include certain renewal payments with respect to the Leases.

          A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments or in the termination of the Lessee's obligation to make future Lease Payments.

          A "Retainable Deposit" is any security or other similar deposit which the Servicer has determined in accordance with its customary servicing practices is not refundable to the related Lessee.

          A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease (other than on account of a Casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.

          "Non-Performing Leases" are (i) Leases that have become more than 123 days delinquent, (ii) Leases that have been accelerated by the Servicer or (iii) Leases that the Servicer has determined to be uncollectible in accordance with the Servicer's customary practices.

Distributions

          On each Payment Date, Available Funds will be applied to make payments of principal and interest due on the Notes, amounts owed to the Servicer, Trustee (to the extent not payable by the Servicer) and other parties and for other purposes as described and in the priority set forth in the related Prospectus Supplement. If a Reserve Account is established for a series of Notes, the related Prospectus Supplement will describe how much in that account will be transferred to the Collection Account when there is a deficiency in Available Funds otherwise available to make any payment due on each Payment Date. Similarly, the related Prospectus Supplement will describe the extent to which the proceeds of any applicable credit enhancement will be applied to make up any such deficiency.

Prepayment and Yield Considerations

          The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any prepayments or liquidations will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. The rate of such prepayments and liquidations may be influenced by a number of other factors, including general economic conditions. The rate of principal payments may also be affected by any repurchase of the underlying Leases by the Originator or Seller pursuant to the Assignment and Servicing Agreement. In such event, the application of the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease.

          Subject to certain limitations, the Originator will have the option to substitute Eligible Leases having similar characteristics (each a "Substitute Lease") for (i) Non-Performing Leases, (ii) Leases subject to repurchase as a result of a breach of a representation and warranty by the Originator under the Transaction Documents which breach has not been cured following discovery/notice of such breach (each, a "Warranty Lease") and (iii) Leases following a modification or adjustment to the terms of such Lease (each an "Adjusted Lease"). The Originator may substitute Substitute Leases for Non-Performing Leases, Adjusted Leases or Warranty Leases in amounts not to exceed specified percentages (to be stated in the related prospectus supplement) of the Discounted Present Value of the Leases as of the original Cut-Off Date. In addition, in the event of a Lease that terminates early or which has been prepaid in full (each, an "Early Termination Lease"), the Originator will have the option to transfer an additional lease of similar characteristics (each, an "Additional Lease"). The Substitute Leases and Additional Leases must have a Discounted Present Value of not less than the Discounted Present Value of the Leases being replaced and the monthly payments on the Substitute Leases or Additional Leases must be at least equal to those of the replaced Leases through the term of such replaced Leases. In the event that a Substitute Lease is not provided for a Non-Performing Lease, the Discounted Present Value of the Leases in the related Asset Pool will be reduced in an amount at least equal to the Discounted Present Value of the Non-Performing Lease, plus any delinquent payments.

          The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

Book-Entry Registration

          Noteholders of a given series may hold their Notes through the Depository Trust Company ("DTC") (in the United States) or Clearstream (defined below) or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

          Cede & Co. ("Cede"), as nominee for DTC, will hold the global Notes in respect of given series. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

          Because of time-zone differences, credits of Notes in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent Notes settlement processing, dated the Business Day following the DTC settlement date, and those credits or any transactions in those subsequent Notes will be reported to the relevant Clearstream Participant or Euroclear Participant on that Business Day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

          Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Issuer or note paying agent to Cede, as nominee for DTC. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or the Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholders will not be recognized as Noteholders, and the Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although such Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

          DTC will advise the Issuer and/or Trustee in respect of each series that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

          Clearstream Banking, societe anonyme, was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, a societe anonyme. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 40 currencies, including United States Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers, and dealers, banks, trust companies and clearing corporations. Clearstream U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has over 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a customer of Clearstream.

          Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in over 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear operator is Euroclear Bank S.A./N.V., a bank organized under the laws of Belgium. It is regulated and examined by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of notes and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to Notes in the Euroclear System. All Notes in the Euroclear System are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

          According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

          Except as required by law, neither the Issuer nor any paying agent will have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Notes

          The Notes of any series will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as Trust Depository with respect to such Notes and such Issuer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the Indenture or a default by the Servicer under the Assignment and Servicing Agreement. Noteholders representing at least a majority of the outstanding principal amount of the Notes of that series advise the Issuer through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of its Notes and receipt of instructions for reregistration, the Issuer will reissue DTC's Notes as Definitive Notes to the Noteholders in the amounts specified in the reregistration instructions.

          Distributions of principal of, and interest on, Definitive Notes will thereafter be made by the Issuer in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

          Definitive Notes will be transferable and exchangeable at the offices of the Issuer or Trustee or of a certificate registrar named in a notice delivered to holders of the Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

          On or prior to each Payment Date, the Servicer or the Trustee will forward or cause to be forwarded to each holder of record of a Class of Notes a statement or statements with respect to the related Asset Pool setting forth the information specifically described in the Transaction Document which generally will include the following information:

          (i) the amount of the distribution with respect to that class of Notes;

          (ii) the amount of the distribution allocable to principal;

          (iii) the amount of the distribution allocable to interest;

          (iv) the Discounted Present Value of the Leases in the related Asset Pool;

          (v) the Asset Pool balance;

          (vi) the aggregate outstanding principal balance and the Pool Factor for such Class of Notes after giving effect to all payments reported under
     (ii) above on such Payment Date;

          (vii) the amount paid to or retained by the Servicer, if any, with respect to the related Due Period; and

          (viii) the aggregate purchase amounts for Lease Receivables that have been reacquired, if any, for the related Due Period.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Issuer or the Servicer will provide to the Noteholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

                    Description of the Transaction Documents

          The following summary describes the material terms of each transaction document pursuant to which an Asset Pool will be created and a series of Notes will be issued. For purposes of this Prospectus, the term "Transaction Documents" as used with respect to a series of Notes means the Indenture and Assignment and Servicing Agreement relating to a series of Notes. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This description is not a complete summary of all the provisions of the respective Transaction Documents.

Assignment and Servicing Agreement

          Acquisition of the Lease Receivables. On the Issuance Date, the Seller will acquire the related Lease Receivables from the Originator pursuant to an Assignment and Servicing Agreement in which the Originator will make certain representations and warranties concerning the Lease Receivables. The rights and benefits of the Seller under the Assignment and Servicing Agreement will be assigned to the Issuer by the Seller pursuant to the Assignment and Servicing Agreement and, in turn, pledged to the Trustee under an Indenture.

          Contemporaneously, the Issuer will acquire the related Lease Receivables from the Seller pursuant to the Assignment and Servicing Agreement. The Issuer will pledge the Issuer's right, title and interests in and to the Lease Receivables to the Trustee for the benefit of Noteholders under the Indenture. The rights and benefits of the Issuer under the Assignment and Servicing Agreement will be assigned to the Trustee on behalf of Noteholders as collateral for the Notes by the Issuer under the Indenture.

          Additions, Substitutions and Adjustments. The Originator will be obligated to purchase from the Issuer its interest in any Lease in the Asset Pool that has become a Warranty Lease unless an Eligible Lease is substituted therefor in accordance with the related Assignment and Servicing Agreement.

          Pursuant to the Assignment and Servicing Agreement, the Originator will have the option to substitute Eligible Leases for Non-Performing Leases, Adjusted Leases and Warranty Leases and to add Additional Leases. The percentage of Leases in any Asset Pool that can be substituted for Non-Performing Leases, Adjusted Leases and Warranty Leases will be limited, as described in the related Prospectus Supplement, to a percentage of the aggregate Discounted Present Value of the Leases in the Asset Pool as of the related Cut-Off Date. See "Description of the Notes -- Prepayment and Yield Considerations."

          Servicing. The Servicer will service the Lease Receivables in an Asset Pool pursuant to an Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

          The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Assignment and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Event of Default by the Servicer.

          The Assignment and Servicing Agreement will provide that the Servicer will take or cause to be taken all actions as are necessary or advisable to service, administer and collect each Lease in accordance with customary and prudent servicing procedures for leases of a similar type, and in accordance with applicable laws, rules and regulations and, in any event, according to a standard of care not less than that which it applies to leases it services for its own account.

          Advances by the Servicer. Prior to any Payment Date, with respect to any series, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on Leases with respect to the prior Due Period. The Servicer will be entitled to reimbursement for Servicer Advances.

          Servicing Compensation. The Servicer will be entitled to receive a servicing fee for each Due Period (the "Servicing Fee") in an amount equal to a specified percentage per annum of the Discounted Present Value of the Performing Leases or the Outstanding Principal Amount of the Notes, as of the first day of such Due Period. The Indenture will specify the priority of the Servicing Fee in relation to payments to Noteholders and other persons. The Servicing Fee may be paid prior to any distribution to the Noteholders.

          If so provided in the related Transaction Documents, the Servicer will also be entitled to reimbursement of out-of-pocket expenses reasonably incurred in the course of performance of its duties as Servicer and to collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Lease Receivables and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a Lease by a Lessee as a result of the early termination thereof, and will be entitled to reimbursement from the Issuer for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

          The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of similar types of leases as an agent for their beneficial owner. The Servicing Fee also will compensate the Servicer for administering the Lease Receivables, accounting for collections and furnishing statements to the Issuer and the Trustee with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, trustees fees, data processing costs and other costs incurred in connection with administering the Lease Receivables.

          Statements to Trustees and Issuer. Prior to each Payment Date for a series of Notes, the Servicer will provide to the Trustee as of the close of business on the last day of the preceding related Due Period, a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders described under "Description of the Notes--Reports to Noteholders."

          Evidence as to Compliance. The Assignment and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer and the Trustee, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Issuance Date) with certain standards relating to the servicing of the Lease Receivables.

          The Assignment and Servicing Agreement will also provide for the annual delivery to the Issuer and/or the Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under the Assignment and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first certificate, the period from the applicable Issuance Date) or, if there has been a default in the fulfillment of any obligation in any material respect, describing each default. The Servicer also will agree to give the Trustee notice of certain Servicer Events of Defaults (as defined below) under the related Assignment and Servicing Agreement.

          Copies of such statements and certificates may be obtained by Noteholders owning at least 25% of the outstanding principal amount of the Notes of the relevant series upon request in writing addressed to the Trustee or the Servicer.

          Certain Matters Regarding the Servicer. The Assignment and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of such duties is no longer permissible under applicable law. No resignation by the Servicer will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Assignment and Servicing Agreement.

          The Assignment and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, or agents will be under any liability to the Issuer or the Noteholders for taking any action or for refraining from taking any action pursuant to the Assignment and Servicing Agreement; provided, however, that neither the Servicer nor any of those other persons will be protected against any liability that would otherwise be imposed based on any breach of the warranties, representations or warranties made by the Servicer in the Assignment and Servicing Agreement or by reason of willful misfeasance, bad faith or negligence in the performance or non-performance of duties.

          Under the circumstances specified in the Assignment and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Assignment and Servicing Agreement.

          Servicer Events of Default. The following events and conditions, and any additional events and conditions that are described in the related Prospectus Supplement, will be defined in the Assignment and Servicing Agreement as "Servicer Events of Default":

          (a) failure on the part of the Servicer to remit to the Trustee within three Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Assignment and Servicing Agreement;

          (b) failure on the part of the Servicer to pay to the Trustee on the date when due, any payment required to be made by the Servicer pursuant to the Assignment and Servicing Agreement;

          (c) default on the part of either the Servicer or (so long as IOS Capital is the Servicer) IOS Capital in its observance or performance in any material respect of certain covenants or agreements in the Assignment and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of (i) the date it first becomes known to any officer of IOS Capital or the Servicer, as the case may be, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the Servicer or IOS Capital, as the case may be, by the Trustee, or to the Servicer or IOS Capital, as the case may be, and the Trustee by any Noteholder;

          (d) if any representation or warranty of IOS Capital made in the Assignment and Servicing Agreement proves to be incorrect in any material respect as of the time made; provided, however, that the
                                                     --------  -------
               breach of any representation or warranty made by IOS Capital in such Assignment and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders or the enforceability of the related Indenture or of the related Notes; and provided, further, that a material breach of
                   -------   -------
               any representation or warranty made by IOS Capital in an Assignment and Servicing Agreement with respect to any of the Lease Receivables subject thereto will not constitute a Servicer Event of Default if IOS Capital purchases such Lease Receivable in accordance with the Assignment and Servicing Agreement to the extent provided therein;

          (e)  certain insolvency or bankruptcy events relating to the Servicer;

          (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $5,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and not waived by the person or persons entitled to performance; or

          (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $5,000,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

          Rights upon Servicer Events of Default. As long as a Servicer Event of Default under the Assignment and Servicing Agreement remains unremedied, the Trustee may, and upon the instruction of holders of Notes evidencing not less than 66-2/3% in principal amount of the Notes of the relevant series or, if and to the extent described in the related Prospectus Supplement, any credit enhancement provider, shall, terminate all the rights and obligations of the Servicer, if any, under the related Assignment and Servicing Agreement, whereupon a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Assignment and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Event of Default other than the appointment of a successor servicer has occurred, the bankruptcy trustee or official may have the power to prevent the Trustee or the Noteholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may, subject to certain limitations, appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The Trustee may make arrangements for compensation to be paid to the successor, which in no event may be greater than the servicing compensation payable to the Servicer under the Assignment and Servicing Agreement or such other amount indicated in the related Prospectus Supplement.

Indenture

          Accounts. The Trustee will establish and maintain one or more accounts in the name of such Trustee on behalf of the Noteholders into which payments made on or with respect to the related Lease Receivables shall be deposited as provided in the related Transaction Documents (the "Collection Account"). In addition, the Trustee may establish one or more other separate accounts in the name of the Trustee for the benefit of the

Noteholders, (i) for the deposit of funds for distribution to the Noteholders (a "Distribution Account"), (ii) to provide reserves to cover shortfalls in Available Funds (a "Reserve Account"), (iii) to provide funds for the purchase of additional Lease Receivables during any applicable pre-funding period (a "Pre-Funding Account"), (iv) to provide for an additional reserve account with respect to renewal payments (a "Renewal Account") or (v) for any other purpose (an "Additional Account").

          Funds in the Collection Account and any Distribution Account, Reserve Account, Pre-Funding Account or Additional Account (collectively, the "Transaction Accounts") will be invested as provided in the related Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Eligible Investments generally are limited to obligations that mature not later than the Business Day immediately preceding the next succeeding Payment Date.

          The Transaction Accounts will be maintained as Eligible Accounts. "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating Agencies and any credit enhancement provider, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

          Distributions. Beginning on the first Payment Date, distributions of principal and interest (or, where applicable, of principal only or interest only) on each Class of Notes entitled thereto will be made to the Noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each Class of Notes will be set forth in the related Prospectus Supplement.

          Credit Enhancements. The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Notes of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of an insurance policy, subordination of one or more classes of Notes, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, credit enhancement for a Class of Notes may cover one or more other classes of Notes of the same series, and credit enhancement for a series of Notes may cover one or more other series of Notes.

          The presence of credit enhancement for the benefit of any Class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Class of Notes or more than one series of Notes, Noteholders of any such Class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other series.

          If the protection provided to the Noteholders of a given Class of Notes by any applicable credit enhancement or by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the Asset Pool.

          Modification of the Indenture. Under an Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding under the Indenture or, if and to the extent described in the related Prospectus Supplement, the consent of any credit enhancement provider; but no such modification may be made if it would result in the reduction or withdrawal of the then current ratings of the outstanding related Notes and no such modification may be made without the consent of the holder of each outstanding note affected thereby if it would: (a) change the fixed maturity of any Note, or the principal amount or interest amount payable thereof, or change the priority of payment thereof or reduce the interest rate or the principal thereon or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof; or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under that Indenture or (c) modify the provisions of the Indenture restricting modifications or waivers of the provisions of the Indenture except to increase any percentage or fraction set forth therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or (d) modify or alter the provisions of the Indenture treating Notes held by the Issuer or any affiliate of the Issuer as not being "Outstanding" for certain purposes under the Indenture; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of any Asset Pool or, except as provided in the Indenture, terminate the lien of the Indenture on any part of an Asset Pool at any time subject to the Indenture or deprive any Noteholder of the security afforded by the lien of the Indenture.

          Events of Default. "Events of Default" under an Indenture will include, in addition to any other events or conditions described in the related Prospectus Supplement: (i) a default for five days or more in the payment of any interest on any Note issued under that Indenture; (ii) a default in the payment of the principal of or any installment of the principal of any Note at the stated maturity or when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement regarding the contemplated transaction made in the related Transaction Documents, or any representation or warranty made by the Issuer in the Transaction Documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any default or the failure to cure a breach of a representation or warranty for a period of 30 days (or in certain circumstances 90 days) after notice thereof is given to the Issuer by the Trustee or the Issuer and the Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Issuer.

          If an Event of Default occurs, the Trustee or, to the extent described in the related Prospectus Supplement, any credit enhancement provider may, and if so directed by holders of not less than 66-2/3% of the then outstanding principal amount of the Notes, shall, declare the unpaid principal amount of the related Notes to be immediately due and payable together with all accrued and unpaid interest thereon. If the Event of Default involves other than non-payment of principal or interest on the Notes, the Trustee may not sell the related Lease Receivables unless the sale is for an amount greater than or equal to the outstanding principal amount of the Notes unless directed to do so by the holders of 66-2/3% of the then outstanding principal amount of the Notes.

          Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any monies that may then be held or thereafter received by the Trustee will be applied in the order of priority set forth in the related Prospectus Supplement at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the Notes.

          Each Indenture will provide that the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding or, if and to the extent described in the related Prospectus Supplement, any credit enhancement provider will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust power conferred on the Trustee. The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee security or indemnity satisfactory to the Trustee. Upon request of a Noteholder, the Trustee will provide information as to the outstanding principal amount of each Class of Notes.

          Redemption. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any payment date the Discounted Present Value the Leases is less than or equal to 10% of the Discounted Present Value of the Leases in the related Asset Pool as of the original Cut-Off Date. The Issuer will give notice of redemption to each Noteholder and the Trustee at least 30 days before the Payment Date fixed for prepayment. Upon deposit of funds necessary to effect redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption.

                     Legal Aspects of the Lease Receivables

General

          The Leases will either be "chattel paper" as defined in the Uniform Commercial Code or Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. In connection with the creation of an Asset Pool, the Issuer, the Originator, the Servicer and/or the Seller will cause the filing of appropriate UCC-1 financing statements with respect to the Leases to be made with the appropriate governmental authorities. Under the Assignment and Servicing Agreement, the Servicer will be obligated from time to time to take any actions necessary to protect, perfect and preserve the Issuer's or the Trustee's interests in the Leases and their proceeds, as the case may be.

          The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and provide that they are noncancellable by the Lessees.

          The Leases are full payoff leases, under which the obligations of the Lessee are absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against IOS Capital, as Originator or Servicer, the Issuer, or any other person or entity whatsoever.

          Defaults under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or insolvency, bankruptcy or appointment of a trustee or receiver for, the Lessee under a Lease. The remedies of the lessor (and the Issuer as assignee) following any applicable notice and cure period are generally to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligations to make scheduled payments) or recover damages of the breach thereof, to accelerate the balance of the remaining scheduled payments paid or to terminate the rights of the Lessee under such Lease. Although the Leases permit the lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit the proceeds against the Lessee's liabilities thereunder, these remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

UCC and Bankruptcy Considerations

          The Originator will transfer all the Originator's interest in the Equipment to the Seller. The Seller will assign its interest as secured party in the Equipment relating to the Leases to the Issuer, which in turn will pledge that interest to the Trustee for the benefit of the Noteholders. The Seller will not transfer any of its ownership interests in any of the Equipment. Because of this, the Trustee, on behalf of the Noteholders, will have no interest in or recourse to any of the Equipment other than by virtue of the security interest granted to the Issuer in the Seller's interest in the Equipment and the Issuer's pledge of that interest to the Trustee. As a result, the Trustee may be unable to foreclose on the Equipment in the event of a default by a Lessee on any Lease and Noteholders may experience delays in receiving payments and suffer a loss of their investment in the Notes. UCC financing statements will not be filed to perfect any security interest in the Equipment. Moreover, Equipment may be subject to a superior lien. In this case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before the proceeds could be applied to the payment of claims on behalf of the Issuer or Noteholders. In addition, in the event of bankruptcy of the Originator or the Seller, the security interest in the Equipment of the Issuer or Trustee may be subject to avoidance under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code").

          In the event of a default by the Lessee under a finance lease, the Servicer may take action to enforce the Non-Performing Lease by repossession and resale of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process.

          In the event of a default by the Lessee under a finance lease, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

          The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. The Assignment and Servicing Agreement may require the Servicer to sell promptly any repossessed item of Equipment or re-lease such Equipment for the benefit of the Noteholders.

          Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying to the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

          In addition, because the market value of the equipment of the type subject to the Leases generally declines with age and because of obsolescence, the net disposition proceeds of Equipment at any time during the term of a Lease may be less than the outstanding balance of the Lease Payments. Because of this, and because other creditors may have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a Non-Performing Lease in the event that the Servicer elects to repossess and sell the Equipment at any time.

          Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of the Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-620(2a). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

          Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code and related laws may interfere with or eliminate the ability of the Servicer, the Issuer or the Trustee to enforce its rights under the Lease Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Issuer and/or Trustee could be prevented from continuing to collect payments due from or on behalf of the Lessee or exercising any remedies without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the Equipment and provide the Issuer and/or Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

          In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of this type of lease or contract constitutes a breach of the lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein and in the related Prospectus Supplement. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Leases become Non-Performing Leases, no recourse would be available against the Originator (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease Payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

          In addition, certain of the Leases (but not in excess of 3% of the related Asset Pool) may be with governmental entities. Payment by governmental authorities of amounts due under these Leases may be contingent upon legislative approval. Further, the assignment of their payment obligations may be void or voidable if not done in compliance with applicable government rules and regulations. Accordingly, payment delays and collection difficulties may limit collections with respect to certain governmental Leases.

          These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of the Equipment to less than the amount due on the related Lease.

                    Material Federal Income Tax Consequences

General

          The following discussion sets forth the material federal income tax consequences to investors of the purchase, ownership and disposition of the Notes. The opinion of Dewey Ballantine LLP, tax counsel to the Issuer ("Tax Counsel"), does not purport to deal with all federal tax considerations applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, may be subject to special rules that are not discussed below. In particular, this discussion applies only to institutional investors that purchase the Notes directly from the Issuer and hold the Notes as capital assets.

          The discussion that follows, and the opinion of Tax Counsel set forth below are based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), treasury regulations promulgated thereunder as in effect on the date hereof, and existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

          The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables. Tax Counsel has prepared the following discussion and is of the opinion that such discussion is correct in all material respects.

Tax Characterization of the Issuer


          Tax Counsel is of the opinion that the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.


Tax Characterization of the Notes


          Although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, Tax Counsel is of the opinion that the Notes will be characterized as indebtedness for federal income tax purposes. If characterized as indebtedness, interest on the Notes will be treated as ordinary income for federal income tax purposes. Noteholders using the accrual method of accounting may be required to report income for tax purposes when earned even if not paid, unless it is determined to be uncollectable. Interest received on the Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Interest paid to a non-U.S. Noteholder will not be subject to United States federal income tax, provided the interest is not effectively connected with the Noteholder's trade or business in the United States.

          Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Leases, all income on the Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Notes.

          If, alternatively, the Notes were treated as an equity interest in the Issuer, the Issuer might be classified as a partnership, or as an association (or a publicly traded partnership) taxable as a corporation. If the Notes were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Lease Receivables by the partnership would be passed through to the Noteholders, as partners in a partnership according to their respective interests therein. The timing, amount and character of the income or expenses reportable by the Noteholders as partners in such a partnership could differ from the income or expenses reportable by the Noteholders as holders of indebtedness. If the Noteholders were treated as partners, a cash basis Noteholder might be required to report income when it accrues to the partnership rather than when it is received by the Noteholder. Moreover, if Notes were treated as interests in a partnership, an individual Noteholder's share of expenses of the partnership (such as Servicing Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual Noteholder's adjusted gross income, meaning that the individual Noteholder might be taxed on a greater amount of income than the stated interest on his or her Notes. Finally, if a Note were treated as a partnership interest, any taxable income allocated to a Noteholder that is a pension, profit sharing or employee benefit plan or otherwise tax-exempt, could constitute "unrelated business taxable income."

          If the Notes were treated as interests in an association (or a publicly traded partnership) taxable as a corporation, the resulting entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Lease Receivables. Moreover, distributions by the entity on the Notes probably would not be deductible in computing the entity's taxable income and all or part of any distributions to Noteholders would probably be treated as dividend income to such Noteholders. Such an entity-level tax could result in a reduced amount of cash available for distributions to Noteholders.

          Since the Issuer will treat the Notes as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Notes. Further, if the IRS were to contend successfully that the Notes are interests in a publicly traded partnership taxable as a corporation, additional tax consequences would apply to foreign Noteholders. Investors are urged to consult their own tax advisors with regard to the potential application of those provisions.

Discount and Premium

          A Note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Note (or upon a sale of a Note); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below. Beneficial owners who are required to include the interest income as it accrues may be required to report income for tax purposes in advance of receiving a corresponding cash contribution with which to pay the related tax.

          Original Issue Discount. In general, a Note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Notes is sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date relating to such series of Notes (the "Issuance Date"). The stated redemption price at maturity of a Note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under that Note. The stated redemption price at maturity of any other Note is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first Payment Date over the interest that accrues for the period from the Issuance Date to the first Payment Date. The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Notes.

          Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25 percent of the stated redemption price at maturity of the Note multiplied by its weighted average life. The weighted average life of a Note is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Issuance Date until the date on which each of those distributions is expected to be made by (ii) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the Note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the Closing Date, and ending on the day before the next payment date or
(2) beginning on the next day following a payment date and ending on the next payment date.

          Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (b) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the Closing Date, giving effect to the prepayment assumption, (2) events, including actual prepayments, that have occupied prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of the security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

          A subsequent purchaser of a Note that purchases it at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the Note, the daily portion of original issue discount with respect to the Note but reduced, if the cost of the Note to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) that daily portion and (ii) a constant fraction, the numerator of which is that excess and the denominator of which is the sum of the daily portions of original issue discount on the Note for all days on or after the day of purchase.

          Market Discount. A beneficial owner that purchases a Note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Note (or, in the case of a Note with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Note, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Note not previously included in income. With respect to Notes that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Note at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Note. The Trustee will make available, as required by the IRS, to beneficial owners of Notes information necessary to compute the accrual of market discount.

          Notwithstanding the above rules, market discount on a Note will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

          Premium. A purchaser of a Note that purchases such Note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Note (a "Premium Note") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Note's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "fully taxable bonds," held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and
(ii) the premium must be allocated to the principal distributions on the Premium Note and when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Note.

          Special Election. A beneficial owner may elect to include in gross income all "interest" that accrues on a Note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Sale or Exchange of Notes

          If a Note is sold or exchanged, the seller of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any original issue discount or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued original issue discount or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains. Gain realized by a Non-U.S. Noteholder on the disposition of the Notes will not be subjected to United States federal income tax unless (i) gain is effectively connected with the Noteholder's conduct of U.S. trade or business, or (ii) the Noteholder is an individual present in the U.S. for at least 183 days during the taxable year of disposition and certain other conditions are met.

Backup Withholding

          Distributions of interest and principal, as well as distributions of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

          Distributions made on a Note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person " means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Note,
(b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

          A foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, may be required to obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to obtain exemption from, or a reduced rate of, withholding under an income tax treaty. In the case of Notes held by a foreign partnership, (i) the certification described above may be provided by the partners rather than by the foreign partnership and (ii) the partnership must provide information, including a United States taxpayer identification number (see "Backup Withholding and Information Reporting" above). A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

State and Local Tax Consequences

          In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an Investment in the Notes.

                                     Ratings

          Each Class of Notes offered by this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies. These ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Notes in accordance with the terms thereof. These ratings will neither address any prepayment or yield considerations applicable to any Notes nor constitute a recommendation to buy, sell or hold any Notes.

                              ERISA Considerations

          The Prospectus Supplement for each series of Notes will summarize considerations under ERISA relevant to the purchase of Notes of that series by employee benefit plans and individual retirement accounts.

                              Plan of Distribution

          The Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.

          In connection with the sale of the Notes, underwriters may receive compensation from the Issuer or from purchasers of the Notes in the form of discounts, concessions or commissions. The underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the Issuer and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act.

          In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Any stabilizing, if commenced, may be discontinued at any time.

          The underwriting agreement pertaining to the sale of the Notes will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all the Notes subject to that agreement if any are purchased and that, in limited circumstances, the Issuer will indemnify the underwriters and the underwriters will indemnify the Issuer against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

          Purchasers of Notes, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Noteholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 Legal Opinions

          Certain legal matters will be passed upon for the Issuer by Don H. Liu, Esq., General Counsel of the Originator and IKON Office Solutions, the parent company of the Originator, and for the Underwriters by Dewey Ballantine LLP, New York, New York. As of the date of this Prospectus, Mr. Liu is a full-time employee and an officer of IKON Office Solutions and a beneficial owner of shares of common stock of IKON Office Solutions and options to purchase shares of common stock of IKON Office Solutions.

                                     Experts

          The balance sheet as of March 5, 2002 included in this Prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm in auditing and accounting.

                          Index To Financial Statements


                                                                            Page
                                                                            ----
Report of Independent Auditors                                               42

Balance Sheet of the Issuer as of March 5, 2002                              43

Notes to Balance Sheet                                                       44

                       Report of Independent Accountants

To the Board of Directors and Member
of IKON Receivable Funding, LLC


In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of IKON Receivables Funding, LLC (Company) at March 5, 2002 in conformity with accounting principles generally accepted in the United States. This financial statement is the responsibility of the Company's management our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for the opinion. expressed above.



--------------------------------------------------------------------------------

PricewaterhouseCoopers LLP
Philadelphia, PA
March 5, 2002

Exhibit 1

                         IKON RECEIVABLES FUNDING, LLC
                                  BALANCE SHEET


                                                                             December 31,
                                                                             ------------
                                                                                 2001
                                                                             ------------
                                                Assets

                    Cash                                                        $1,000


                                          Total assets...................       $1,000


                Member's Equity


          Contributed capital                                                   $1,000


                 Total member's equity...................................       $1,000


                       See notes to financial statements.

                         IKON RECEIVABLES FUNDING, LLC
                             NOTES TO BALANCE SHEET

                                  March 5, 2002

Note 1. Organization

               The Company is a special purpose Delaware limited liability company, all of the membership interests in which are held by IKON Receivables 2, LLC ("Sole Member"), also a special purpose Delaware limited liability company. All of the membership interests in the Sole Member are owned by IOS Capital, LLC ("IOSC"), a wholly owned finance subsidiary of IKON Office Solutions, Inc. ("IKON"), a publicly traded office technology company with fiscal 2001 revenues of $5.3 billion. The Company was organized in the State of Delaware on October 9, 2001 and is managed by IKON Receivables Funding, Inc. (the "Manager").


               The Company was organized to engage exclusively in the following business and financial activities: to purchase or acquire from IKON, or any subsidiary or affiliate of IKON any right to payment, whether constituting an account, chattel paper, instrument or general intangible, and certain related property (other than equipment) and rights (collectively, "Lease Receivables"), and hold, sell, transfer, pledge or otherwise dispose of Lease Receivables or interests therein; to enter into any agreement related to any Lease Receivables that provides for the administration, servicing and collection of amounts due on such Lease Receivables and any interest rate hedging arrangements in connection therewith; to distribute Lease Receivables or proceeds from Lease Receivables and any other income to its Sole Member; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Delaware law.


               Neither the Sole Member nor the Manager is liable for the debts, liabilities, contracts or other obligations of the Company solely by reason of being the Sole Member or Manager of the Company.


          The Company's organizational documents require it to operate in such a manner that it should not be consolidated in the bankruptcy estate of the Sole Member, IOSC, or IKON, should any of these entities become subject to such a proceeding. The Company is legally separate from each of the foregoing entities and the assets of the Company, including, without limitation, the Lease Receivables, are not available to the creditors of the Sole Member, IOSC, or IKON.


Note 2.   Capital Contributions

          The Sole Member made an initial capital contribution of $1,000 to the Company on March 5, 2002.

Note 3. Income Taxes

          As a limited liability company, the Company will be treated as a disregarded entity for tax purposes. The Company, the Sole Member and IOSC will be treated as a single entity for tax purposes. The Company's income and losses are passed through to the Sole Manager and, accordingly, no provision for income taxes has been recorded.

Note 4. Registration Statement

               At March 5, 2002, the Company was in the process of registering with the Securities and Exchange Commission to be able to issue up to $2.5 billion of its Lease-Backed Notes.

                                 Index Of Terms

          Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.





1934 Act......................................................................................................   17
Additional Account............................................................................................   30
Additional Lease..............................................................................................   23
Adjusted Lease................................................................................................   23
Asset Pool....................................................................................................   12
Assignment and Servicing Agreement............................................................................   13
Available Funds...............................................................................................   22
Bankruptcy Code...............................................................................................   33
Business Day..................................................................................................   21
Casualty......................................................................................................   22
Casualty Payment..............................................................................................   22
Cede..........................................................................................................   24
CLAS..........................................................................................................   19
Code..........................................................................................................   35
Collection Account............................................................................................   30
Commission....................................................................................................   17
Cut-off Date..................................................................................................   12
Definitive Notes..............................................................................................   26
Depositories..................................................................................................   24
Discount Rate.................................................................................................   15
Discounted Present Value of the Leases........................................................................   15
Discounted Present Value of the Performing Leases.............................................................   15
Distribution Account..........................................................................................   30
DTC...........................................................................................................   24
Due Period....................................................................................................   22
Early Termination Lease.......................................................................................   23
Eligible Account..............................................................................................   30
Eligible Investments..........................................................................................   30
Eligible Leases...............................................................................................   14
Equipment.....................................................................................................   12
Euroclear Operator............................................................................................   25
Events of Default.............................................................................................   31
High Risk Review List.........................................................................................   19
IKON marketplaces.............................................................................................   17
IKON Office Solutions.........................................................................................   17
Indirect Participants.........................................................................................   24

IOS Capital...................................................................................................   12
IRS...........................................................................................................   35
Issuer........................................................................................................   12
Lease.........................................................................................................   12
Lease Payment.................................................................................................   22
Lease Receivables.............................................................................................   12
Lessee........................................................................................................   12
Lessees.......................................................................................................   12
Manager.......................................................................................................   13
Non-Performing Leases.........................................................................................   23
Originator....................................................................................................   12
Originator's Leasing Business.................................................................................   13
Participants..................................................................................................   24
Payment Date..................................................................................................   17
Pool Factor...................................................................................................   17
Pre-Funding Account...........................................................................................   30
Premium Note..................................................................................................   38
Rating Agencies...............................................................................................   21
Rating Agency.................................................................................................   21
Reserve Account...............................................................................................   30
Retainable Deposit............................................................................................   23
Rules.........................................................................................................   25
Seller........................................................................................................   12
Servicer......................................................................................................   12
Servicer Advance..............................................................................................   28
Servicer Events of Default....................................................................................   29
Servicing Fee.................................................................................................   28
Substitute Lease..............................................................................................   23
Tax Counsel...................................................................................................   35
Termination Payment...........................................................................................   23
Terms and Conditions..........................................................................................   25
Transaction Accounts..........................................................................................   30
Transaction Documents.........................................................................................   27
U.S. Person...................................................................................................   38
Warranty Lease................................................................................................   23

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Notes.


SEC Filing Fee..................................................   $  230,000
Indenture Trustee's Fees and Expenses...........................       30,000
Legal Fees and Expenses.........................................      325,000
Accounting Fees and Expenses....................................      175,000
Printing and Engraving Expenses.................................       50,000
Blue Sky Qualification and Legal Investment Fees and Expenses...       45,000
Rating Agency Fees..............................................       40,000
Miscellaneous...................................................      250,000

----------------------------------------------------------------   ----------
TOTAL                                                              $1,145,000

____________________________

Item 15.  Indemnification of Managers and Officers.

    Indemnification. Under the Delaware Limited Liability Company Act, the Registrant has the power and in some instances may be required to provide an agent, including an officer or manager, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

    Section 7.1 of the Limited Liability Company Agreement of IKON Receivables Funding, LLC provides that all officers and managers of the company shall be indemnified by the company from and against all expenses, liabilities or other matters arising out of their status as an officer or manager for their acts, omissions or services rendered in such capacities. IOS Capital, LLC, the ultimate corporate parent of IKON Receivables Funding, LLC, maintains certain policies of liability insurance coverage for the officers and managers of IOS Capital, LLC and certain of its subsidiaries, including IKON Receivables Funding, LLC.

    The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that IKON Receivables Funding, LLC will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse IKON Receivables Funding, LLC with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

    Insurance. As permitted under the Delaware Limited Liability Company Act, the Registrant's Limited Liability Company Agreement permit the managers to purchase and maintain insurance on behalf of the Registrant's agents, including its officers and managers, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such Registrant would have the power to indemnify them against such liability under applicable law.

Item 16.  Exhibits.

  1.1     Form of Underwriting Agreement.*
  3.1     Certificate of Formation of IKON Receivables Funding, LLC.*
  3.2     Limited Liability Company Agreement of IKON Receivables Funding, LLC.*
  4.1     Form of Indenture between the Issuer and the Indenture Trustee.*
  5.1     Opinion of Dewey Ballantine LLP with respect to validity.*
  8.1     Opinion of Dewey Ballantine LLP with respect to tax matters.*
 10.1     Form of Assignment and Servicing Agreement.*
 23.1     Consents of Dewey Ballantine (included in Exhibit 8.1 hereto).*
 23.2     Consents of Dewey Ballantine LLP (included in Exhibit 5.1 hereto).*
 23.3     Consents of Accountants.
 25.1     Form of Statement of Eligibility of Indenture Trustee. a

__________________________

* Previously filed on October 10, 2001 in connection with Registration Statement on Form S-3 (Registration No. 333-71362) and incorporated herein by reference.

a    To be Filed Subsequently.

Item 17.  Undertakings.

    A.  Undertaking in respect of indemnification

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to managers, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

    B.  Undertaking pursuant to Rule 415.

        The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     C.   Undertaking pursuant to Rule 430A.

               The Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D.   Undertaking pursuant to the Trust Indenture Act of 1939.

               The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 7th day of March, 2002. As of the date hereof, the Registrant reasonably believes that the Security rating requirement for asset-backed offerings on Form S-3 will be met at the time of each sale.


                              IKON RECEIVABLES FUNDING, LLC

                              By: IKON RECEIVABLES FUNDING, INC.,
                                  as Manager

                              By: /s/ Russell Slack
                                  -----------------
                                  Name:  Russell Slack
                                  Title: President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                Title                                    Date
------------------------------------  --------------------------------------  --------------------------------------

/s/ Russell Slack
-----------------------------
Russell Slack                         President & Director                                March 7, 2002

/s/ Harry Kozee
-----------------------------
Harry Kozee                           C.F.O., Vice-President & Director                   March 7, 2002

/S/ J.F. Quinn
-----------------------------
J.F. Quinn                            Vice-President,Treasurer & Director                 March 7, 2002

                                 EXHIBIT INDEX


 1.1      Form of Underwriting Agreement.*
 3.1      Certificate of Formation of IKON Receivables Funding, LLC.*
 3.2      Limited Liability Company Agreement of IKON Receivables Funding, LLC.*
 4.1      Form of Indenture between the Issuer and the Indenture Trustee.*
 5.1      Opinion of Dewey Ballantine LLP with respect to validity.*
 8.1      Opinion of Dewey Ballantine LLP with respect to tax matters.*
10.1      Form of Assignment and Servicing Agreement.*
23.1      Consents of Dewey Ballantine LLP (included in Exhibit 8.1 hereto).*
23.2      Consents of Dewey Ballantine LLP (included in Exhibit 5.1 hereto).*
23.3      Consents of Accountants.
25.1      Form of Statement of Eligibility of Indenture Trustee. a

____________________________

* Previously filed on October 10, 2001 in connection with Registration Statement on Form S-3 (Registration No. 333-71362) and incorporated herein by reference.
a    To be Filed Subsequently.